Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-220618 and 333-220618-01

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION, DATED JUNE 20, 2019

(To Prospectus dated September 25, 2017)

$

    % Notes due 20

Spirit Realty, L.P., a Delaware limited partnership, is offering $             aggregate principal amount of     % Notes due 20         (the “notes”). The notes will bear interest at the rate of     % per year and will mature on                     , 20        . Interest on the notes is payable on and              of each year, beginning on                     , 20        .

Spirit Realty, L.P. may redeem some or all of the notes at any time at the prices and as described under the caption “Description of Notes—Optional Redemption.” If any notes are redeemed on or after                     , 20         (             months prior to the maturity date of the notes), the redemption price will not include a make-whole premium.

The notes will be Spirit Realty, L.P.’s senior unsecured obligations, will rank equally in right of payment with all of its other existing and future senior unsecured senior indebtedness and will be effectively subordinated in right of payment to all of its existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness), to all existing and future indebtedness and other liabilities of its subsidiaries, whether secured or unsecured, and to all existing and future equity in its subsidiaries not owned by it, if any.

The notes will be fully and unconditionally guaranteed by Spirit Realty Capital, Inc., a Maryland corporation. Spirit Realty Capital, Inc. does not have any significant operations or material assets other than its direct and indirect investments in Spirit Realty, L.P.

Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page S-12 of this prospectus supplement and under the caption “Item 1A. Risk Factors” beginning on page 12 of our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference herein.

	Per Note	Total
Public offering price(1)%		$
Underwriting discount	%	$
Proceeds, before expenses, to Spirit Realty, L.P.	%	$

(1)	Plus accrued interest from , 2019, if settlement occurs after that date.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants against payment in New York, New York on                     , 2019.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Wells Fargo Securities	J.P. Morgan

Prospectus Supplement dated                     , 2019.

Prospectus supplement

Prospectus

You should rely only on the information contained in or incorporated, or deemed to be incorporated, by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus we have authorized for use in connection with this offering in making a decision about whether to invest in the notes. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated, or deemed to be incorporated, by reference herein or therein is accurate only as of their respective dates or as of the date or dates that are specified in such documents. Our business, financial condition, liquidity, results of operations, funds from operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference, the information in this prospectus supplement will supersede such information. In addition, any statement in a filing we make with the Securities and Exchange Commission (the “SEC”) that is incorporated, or deemed to be incorporated, by reference herein and adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated, and deemed to be incorporated, by reference in this prospectus supplement and the accompanying prospectus. References to information incorporated by reference in this prospectus supplement or the accompanying prospectus include information deemed to be incorporated by reference herein or therein. See “Incorporation by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.

Spirit Realty Capital, Inc. is a real estate investment trust (“REIT”) and operates its business primarily through its consolidated subsidiary, Spirit Realty, L.P., a Delaware limited partnership. Unless otherwise indicated or unless the context requires otherwise, each reference in this prospectus supplement to:

•	“we,” “us” or “our” means Spirit Realty Capital, Inc., a Maryland corporation, together with its consolidated subsidiaries, including Spirit Realty, L.P.;

•	“our operating partnership” means Spirit Realty, L.P., a Delaware limited partnership;

•	“2026 Notes” mean our operating partnership’s 4.450% senior notes due 2026;

•	“annualized contractual rent” means contractual rent multiplied by twelve;

•

“contractual rent” means monthly contractual cash rent and earned income from direct financing leases, excluding percentage rents, from our owned properties recognized during March 2019, adjusted to exclude amounts received from properties sold during that month and adjusted to include a full month of contractual rent for properties acquired during that month; we use contractual rent when calculating certain metrics that are useful to evaluate portfolio credit, asset type, industry and geographic diversity and to manage risk;

•	“gross investment” means gross acquisition cost including the contracted purchase price and related capitalized transaction costs;

•	“owned properties” means properties owned fee-simple or ground leased by our subsidiaries as lessee;

•	“real estate investment” means the gross investment plus improvements less impairment charges;

•

“revolving credit facility” means our operating partnership’s $800 million unsecured revolving credit facility, “term loan facility” means our operating partnership’s $420 million unsecured term loan facility and “delayed draw term loan facility” means our operating partnership’s $400 million delayed draw term loan facility, in each case as the same may be amended, supplemented or restated from time to time and, unless otherwise expressly stated or the context otherwise requires, including any successor credit facilities;

•	“SMTA” means Spirit MTA REIT, a Maryland real estate investment trust that is externally managed by a subsidiary of our operating partnership; and

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•

the “spin-off” means the creation of an independent, publicly traded REIT, SMTA, through our contribution of properties leased to Specialty Retail Shops Holding Corp. and certain of its affiliates, assets that collateralize the net-lease mortgage securitization trust established in 2005 and amended and restated in 2014 and other additional assets to SMTA followed by the distribution by us to our stockholders of all of the common shares of beneficial interest in SMTA.

Notice to Prospective Investors in the European Economic Area

Neither of this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Directive (as defined below). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) which has implemented the Prospectus Directive (each, a “Relevant Member State”) will only be made to a legal entity which is a qualified investor under the Prospectus Directive (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so with respect to Qualified Investors. Neither our operating partnership nor the underwriters have authorised, nor do they authorise, the making of any offer of notes other than to Qualified Investors. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended or superseded), and includes any relevant implementing measure in the Relevant Member State.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended or superseded (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Directive. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs.

Notice to Prospective Investors in the United Kingdom

The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of any notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in each, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). When used in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference herein or therein, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management.

Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	industry and economic conditions;

•	volatility and uncertainty in the financial markets, including potential fluctuations in the Consumer Price Index;

•	our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments;

•	the financial performance of our retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers;

•	our ability to diversify our tenant base;

•	the nature and extent of future competition;

•	increases in our costs of borrowing as a result of changes in interest rates and other factors;

•	our ability to access debt and equity capital markets;

•

our ability to pay down, refinance, restructure and/or extend our indebtedness as it becomes due, including our intention to redeem $166.7 million aggregate principal amount of the Series 2013-2 Class A notes under our Master Trust 2013 (as defined below);

•

our ability and willingness to renew our leases upon expiration and to reposition our properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or we exercise our rights to replace existing tenants upon default;

•	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us or our major tenants;

•	our ability to manage our expanded operations;

•	our ability and willingness to maintain our qualification as a REIT;

•	our use of proceeds from this offering;

•

the ability of SMTA to satisfy the closing conditions to closing the proposed sale of the assets held in Master Trust 2014 (the “MTA Sale”), including its ability to obtain shareholder approval of the MTA Sale;

•	the timing of the completion of the MTA Sale;

•	our ability to manage and liquidate the remaining SMTA assets; and

S-iv

•

other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters.

The factors included in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in each, are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional risk factors, see the factors described in the “Risk Factors” section beginning on page S-12 of this prospectus supplement and under the caption “Item 1A. Risk Factors” beginning on page 12 of our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference herein, as well as the other risks described in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in each. All forward-looking statements are based on information that was available, and speak only, as of the date on which they were made. We assume no obligation to update any forward-looking statement that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering and may not contain all of the information that is important to you. You should read this prospectus supplement and the accompanying prospectus, including information incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-12 of this prospectus supplement and under the caption “Item 1A. Risk Factors” beginning on page 12 of our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Spirit Realty Capital, Inc.

We are a Maryland corporation and operate as a self-administered and self-managed REIT with in-house capabilities, including acquisition, portfolio management, asset management, credit research, real estate research, legal, finance and accounting and capital markets. We primarily invest in single-tenant, operationally essential real estate assets throughout the United States, which are generally acquired through strategic sale-leaseback transactions and subsequently leased on a long-term, triple-net basis to high-quality tenants with business operations within retail, industrial, office and other property types. Single-tenant, operationally essential real estate consists of properties that are generally free-standing, commercial real estate facilities where our tenants conduct activities that are essential to the generation of their sales and profits. In support of our primary business of owning and leasing real estate, we have also strategically originated or acquired long-term, commercial mortgages and other loans to provide a range of financing solutions to our tenants.

As of March 31, 2019, our owned real estate represented investments in 1,477 properties. Our properties are leased to 256 tenants across 49 states and 32 industries. As of March 31, 2019, our owned properties were approximately 99.3% occupied (based on the number of economically yielding properties). In addition, our investment in real estate includes commercial mortgage and other loans receivable primarily secured by 51 real estate properties or other related assets.

As of March 31, 2019, approximately 46% and 28% of our contractual rent was generated from leases with tenants that are public companies (or subsidiaries of public companies) and portfolio companies of private equity firms, respectively. As of the same date, within our top ten tenants based on contractual rent, approximately 71% and 29% of our contractual rent was generated from leases with tenants that are public companies (or subsidiaries of public companies) and portfolio companies of private equity firms, respectively. In addition, our top ten and 20 tenants based on contractual rent as of March 31, 2019 accounted for 24% and 39% of our contractual rent as of such date, respectively.

As of March 31, 2019, approximately 65% of our contractual rent was generated from leases with tenants operating in the following ten industries: convenience stores, health and fitness, industrial, restaurant-quick service, drug stores/pharmacies, restaurants-casual dining, movie theaters, home furnishings, grocery and home improvement. The following table presents our total real estate investment by tenant industry or asset type as of March 31, 2019:

Tenant Industry or Asset Type	Real estate investment
Convenience Stores	$499.6 million
Health and Fitness	$441.6 million
Restaurants—Quick Service	$363.9 million
Drug Stores / Pharmacies	$355.6 million
Movie Theatres	$353.6 million
Industrial(1)	$352.6 million
Restaurants—Casual Dining	$329.3 million
Grocery	$225.9 million
Home Furnishings	$200.6 million
Entertainment	$184.9 million
Specialty Retail	$174.5 million
Medical Office	$172.6 million
Home Improvement	$172.4 million
Warehouse Club and Supercenters	$117.1 million
Car Washes	$112.9 million
Automotive Service	$102.1 million
Dollar Stores	$89.2 million
Sporting Goods	$88.4 million
Automotive Parts	$78.8 million
Education	$72.5 million
Discount Department Stores	$64.8 million
Automotive Dealers	$64.0 million
Data Center(1)	$62.4 million
Office Supplies	$49.5 million
Building Materials	$42.6 million
Travel Plaza	$37.8 million
Hotel(1)	$33.0 million
Professional Services	$31.8 million
Consumer Electronics	$31.4 million
Pet Supplies & Service	$20.7 million
Apparel	$13.5 million

(1)	Represents the asset type of the property.

Since the spin-off in May 2018 through March 31, 2019, we have acquired 38 properties for a real estate investment of approximately $408 million. In line with our strategy, these acquisitions have allowed us to further diversify our portfolio. The following table presents our acquisitions since the spin-off by tenant industry through March 31, 2019:

Tenant industry	Number of properties acquired	Real estate investment
Health and Fitness	11	$212.8 million
Home Furnishings	5	$74.7 million
Casual Dining	14	$38.6 million
Hotels	1	$33.0 million
Entertainment	3	$20.0 million
Discount Department Store	1	$10.5 million
Wholesale Clubs	1	$8.1 million
Auto Dealers	1	$5.8 million
Pet Supplies and Service	1	$5.0 million

Our operations are primarily carried out through our operating partnership. Spirit General OP Holdings, LLC, one of our wholly-owned subsidiaries, is the sole general partner of and owns an approximately 1% interest in our operating partnership. We and one of our wholly-owned subsidiaries are the only limited partners and together own the remaining approximately 99% interest in our operating partnership.

Our principal executive offices are located at 2727 N. Harwood Street, Suite 300, Dallas, Texas 75201. Our telephone number is (972) 476-1900. Our web site is www.spiritrealty.com. Information contained in or that can be accessed through our web site is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus. The foregoing information about us is only a general summary and is not intended to be comprehensive. For additional information about us, you should refer to the information under “Where You Can Find More Information” in the accompanying prospectus.

Recent developments

The following summarizes certain of our operational and investment activity during the quarter ended March 31, 2019 (except where otherwise indicated):

Operational Performance:    We experienced lost rent of 0.2% and leakage of 1.7% during the quarter ended March 31, 2019. Lost rent is calculated by rent reserved on monthly contractual cash rent during the final month of the reporting period multiplied by twelve. Lost rent is then divided by annualized contractual rent to derive the lost rent percentage. Leakage is calculated by subtracting tenant reimbursement income from property costs for the quarterly period. The resulting difference is divided by the annualized contractual rent to derive the leakage percentage.

Investment Activity:    We invested an aggregate of $178.6 million across 32 properties, including the acquisition of 22 properties for a gross purchase price of approximately $160.3 million and revenue producing capital expenditures of $18.3 million across ten properties.

Dispositions:    We disposed of four properties for an aggregate of $34.8 million net of closing costs and eliminated $10.4 million in debt in connection with giving a property back to its secured lender in our last pending deed-in-lieu transaction.

ATM Program Activity:    During the three months ended March 31, 2019, we issued 893,526 shares of our common stock under our at-the-market program, or ATM Program, for gross proceeds of $34.0 million. From January 1, 2019 through April 30, 2019, we issued 2,332,058 shares of our common stock under the

ATM Program, including 528,200 shares of our common stock issued and sold by us through the agents under the ATM Program for gross proceeds of approximately $21.0 million and 1,803,858 shares of our common stock sold by forward purchasers through the agents under the ATM Program and pursuant to forward sale agreements, which we refer to as the ATM forward sale agreements, for gross proceeds of $70.4 million based on the initial forward price. We intend (subject to our right to elect cash or net share settlement, subject to certain conditions) to deliver, upon physical settlement of the ATM forward sale agreements on one or more dates specified by us occurring no later than final settlement date specified in the applicable ATM forward sale agreement, an aggregate of 910,332 shares of our common stock to the forward purchasers in exchange for cash proceeds per share equal to the applicable forward sale price. As of the date of this prospectus supplement, we remained obligated to issue 910,332 shares of our common stock pursuant to the ATM forward sale agreements (subject to our right to elect cash settlement or net share settlement, subject to certain conditions).

The following summarizes certain of our activity after March 31, 2019:

Underwritten Offering:    In May 2019, we completed an underwritten offering of 11,500,000 shares of our common stock at a public offering price of $41.00 per share. In connection with the underwritten offering, we entered into forward sale agreements, which we refer to as the underwritten forward sale agreements, with two forward purchasers, relating to the forward issuance and sale of up to 11,500,000 shares of our common stock at the applicable forward price. We intend (subject to our right to elect cash or net share settlement, subject to certain conditions) to deliver, upon physical settlement of the underwritten forward sale agreements on one or more dates specified by us occurring no later than November 2, 2020, an aggregate of 11,500,000 shares of our common stock to the forward purchasers in exchange for cash proceeds per share equal to the applicable forward sale price, which will be the initial forward price of $39.36 per share, subject to certain adjustments as provided in the underwritten forward sale agreements. As of the date of this prospectus supplement, we remained obligated to issue all 11,500,000 shares of our common stock pursuant to the underwritten forward sale agreements (subject to our right to elect cash settlement or net share settlement, subject to certain conditions).

The MTA Sale:    On June 3, 2019, SMTA announced that it had reached a definitive agreement regarding the MTA Sale. The closing of the MTA Sale is expected to occur in the later part or end of the third quarter of 2019. In conjunction with the MTA Sale, we have agreed to:

•

terminate the existing asset management agreement our operating partnership originally entered into with SMTA on May 31, 2018 (and as a result of this termination, SMTA will not be required to deliver notice 180 days in advance of termination or enter into an eight month transition services period); the property management agreement for Master Trust 2014 will terminate in connection with the redemption of the Master Trust 2014 notes;

•

sell the fee interest in three Pilot Travel Centers to a subsidiary of SMTA for a purchase price of $55.0 million in gross proceeds at a 5.7% capitalization rate (representing the aggregate annualized contractual rent from these properties on the date of disposition divided by the gross sales price), subject to customary prorations and approximately $27.1 million in related party note repayments to SMTA;

•	waive our rights to potential additional consideration in the form of a promote payment; and

•

enter into an interim asset management agreement with SMTA whereby we will receive $1.0 million during the initial one-year term and $4.0 million for any renewal one-year term, plus certain cost reimbursements, to manage and liquidate the remaining SMTA assets; such agreement is terminable at any time by SMTA and by us after the initial one year term, in each case without a termination fee.

Assuming a closing of the MTA Sale at the end of the third quarter of 2019, we expect to receive:

•	a termination fee of approximately $48 million ($35 million net of estimated taxes);

•	$150.0 million for the repurchase of the 10.0% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest of SMTA currently held by our subsidiary;

•

approximately $27.9 million in net proceeds from the sale of the Pilot Travel Centers (net of the approximately $27.1 million in related party note repayments (based on principal amount as of March 31, 2019)); and

•	and approximately $33.5 million for the redemption of Master Trust 2014 notes currently held by us (based on principal amount as of March 31, 2019).

The closing of the MTA Sale is subject to customary conditions, including the receipt of SMTA shareholder approval. There can be no assurance that the MTA Sale and the other transactions described above will be completed on the terms or by the time currently contemplated or at all.

Master Trust 2013 Redemption:    On June 10, 2019, we provided a notice of redemption to the indenture trustee for holders of Series 2013-2 Class A notes under the net-lease mortgage securitization trust we established in December 2013, which we refer to as our Master Trust 2013, with a redemption date of June 20, 2019. As of March 31, 2019, approximately $166.7 million aggregate principal amount of the Series 2013-2 Class A notes were outstanding, secured by 269 owned and financed properties representing aggregate real estate investment of approximately $413.0 million. We expect to fund the redemption of the Series 2013-2 Class A notes (including a make-whole amount of approximately $10.8 million) with borrowings under our operating partnership’s revolving credit facility and cash available within our Master Trust 2013. The redemption date of the Series 2013-2 Class A notes will be the final payment date for such notes. Following the redemption of such notes, none of the Series 2013-2 Class A notes will remain outstanding and we will have discharged our obligations under the indenture governing such notes.

Reduction in capital stock: On April 29, 2019, we filed Articles of Amendment to our charter with the Maryland State Department of Assessments and Taxation to reduce the number of our authorized shares of common stock from 750,000,000 shares to 175,000,000 shares.

THE OFFERING

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The section entitled “Description of Notes” of this prospectus supplement contains a more detailed description of the terms and conditions of the notes and the indenture governing the notes. For purposes of this section entitled “The Offering” and the section entitled “Description of Notes,” references to “we,” “us” and “our” refer only to Spirit Realty, L.P. and not to its subsidiaries, and references to the “Guarantor” refer only to Spirit Realty Capital, Inc.

Issuer of Notes	Spirit Realty, L.P.

Securities Offered	$ aggregate principal amount of % Notes due 20

Maturity Date	, 20

Interest	% per year, payable semi-annually in arrears on and of each year, beginning on , 20 .

Ranking of Notes	The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:

•	all of our existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•	all existing and future indebtedness and other liabilities, whether secured or unsecured, of our subsidiaries and of any entity we account for using the equity method of accounting; and

•	all preferred equity not owned by us, if any, in our subsidiaries and in any entity we account for using the equity method of accounting.

Guarantee	The notes will be fully and unconditionally guaranteed by the Guarantor. The guarantee will be a senior unsecured obligation of the Guarantor and will rank equally in right of payment with all other existing and future senior unsecured indebtedness and guarantees of the Guarantor. The Guarantor’s guarantee of the notes will be effectively subordinated in right of payment to:

•	all of the Guarantor’s existing and future secured indebtedness and secured guarantees (to the extent of the value of the collateral securing such indebtedness or guarantees);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Guarantor’s consolidated subsidiaries (including us) and of any entity the Guarantor accounts for using the equity method of accounting; and

•

all preferred equity not owned by the Guarantor in the Guarantor’s consolidated subsidiaries (including us) and in any entity the Guarantor accounts for using the equity method of accounting. The Guarantor does not have any significant operations or material assets other than its direct and indirect investments in us.

The Guarantor does not have any significant operations or material assets other than its direct and indirect investments in us.

Optional Redemption	The notes will be redeemable in whole at any time or in part from time to time, at our option, at a redemption price equal to the sum of:

•	an amount equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, up to, but not including, the redemption date; and

•	a make-whole premium.

Notwithstanding the foregoing, if any of the notes are redeemed on or after , 20 ( months prior to the maturity date of the notes), the redemption price will not include a make-whole premium. See “Description of Notes—Optional Redemption” in this prospectus supplement.

Use of Proceeds	We expect that the net proceeds from the offering of the notes will be approximately $ million after deducting the underwriting discount and our estimated expenses.

We intend to use such proceeds to fund potential property acquisitions and for general corporate purposes, which may include repaying or repurchasing indebtedness (including amounts outstanding from time to time under our revolving credit facility, term loan facility and/or delayed draw term loan facility, including amounts temporarily drawn under our revolving credit facility to redeem the Series 2013-2 Class A notes under our Master Trust 2013), working capital and capital expenditures.

Affiliates of certain of the underwriters in this offering are lenders and, in certain cases, agents under our revolving credit facility, term loan facility and/or delayed draw term loan facility. To the extent that we use a portion of the net proceeds we receive from this offering to repay borrowings outstanding under our revolving credit facility, term loan facility and/or delayed draw term loan facility, such affiliates of the applicable underwriters will receive their proportionate share of any amount that is repaid with the net proceeds we receive from this offering.

Certain Covenants	The indenture governing the notes will contain certain covenants that, among other things, limit:

•	our ability and the ability of the Guarantor to consummate a merger, consolidation or sale of all or substantially all of our assets; and

•	the ability of the Guarantor and its subsidiaries, including us, to incur secured and unsecured indebtedness.

No Limitation on Incurrence of New Debt	Subject to compliance with covenants relating to our aggregate debt, debt service, maintenance of total unencumbered assets and secured aggregate debt, the indenture will not limit the amount of debt we may issue under the indenture or otherwise.

Further Issuances	We may from time to time, without notice to or consent of existing noteholders, create and issue additional notes having the same terms and conditions as the notes offered by this prospectus supplement and the accompanying prospectus in all respects, except for the issue date and, under certain circumstances, the issue price and first payment of interest thereon. Additional notes issued in this manner will be consolidated with and will form a single series with the applicable previously outstanding notes, provided, however, that if such additional notes will not be fungible with the applicable previously outstanding notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.

No Public Market	The notes offered hereby are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market-making at any time without notice.

Book-Entry Form	The notes will be issued in book-entry only form and will be represented by one or more permanent global certificates deposited with a custodian for, and registered in the name of a nominee of, DTC, in New York, New York. Beneficial interests in the global certificates representing the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated notes, except in limited circumstances.

Risk Factors	Investing in the notes involves risks. You should carefully consider the information set forth under “Risk Factors” beginning on page on page S-12 of this prospectus supplement and under the caption “Item 1A. Risk Factors” beginning on page 12 of our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Trustee	U.S. Bank National Association.

CERTAIN RESULTS OF OPERATIONS, FINANCIAL CONDITION AND OTHER DATA

The tables below present certain information regarding our results of operations, financial condition and other data for the three months ended March 31, 2019 and 2018.

Adjusted EBITDAre and Annualized Adjusted EBITDAre

The table below presents a reconciliation of net income to EBITDAre (as defined below) and Adjusted EBITDAre (as defined below) for the three months ended March 31, 2019 and 2018 (dollars in thousands):

	Three months ended March 31,
	2019	2018
Net Income	$43,578	$30,718
Add / (less):
Interest	26,611	51,065
Depreciation and amortization	41,349	62,117
Income tax expense	220	252
Realized (gains) on sales of real estate assets	(8,730)	605
Impairments on real estate assets	3,692	14,569

Total adjustments	63,142	128,608
EBITDAre	$106,720	$159,326

Add / (less):
Adjustments to revenue producing acquisitions and dispositions(1)	2,644	—
Transaction costs	—	3,932
Real estate acquisition costs	71	48
Gain on debt extinguishment	(8,783)	(21,328)
Severance costs	—	3,893

Total adjustments	(6,068)	(13,455)

Adjusted EBITDAre	$100,652	$145,871

Other adjustments for Annualized Adjusted EBITDAre(2)	980	—

Annualized Adjusted EBITDAre	$406,528	$583,484

(1)

The definition of Adjusted EBITDAre was revised in the quarter ended September 30, 2018 to include revenue producing acquisitions and dispositions were adjusted as if such acquisitions and dispositions had occurred at the beginning of the quarter.

(2)

The definition of Adjusted EBITDAre was revised in the quarter ended December 31, 2018 to include adjustments for which annualization would not be appropriate are composed of write-offs related to certain straightline rent receivables and other compensation adjustments.

EBITDAre is a non-GAAP financial measure and is computed in accordance with standards established by NAREIT. EBITDAre is defined as net income (loss) (computed in accordance with GAAP), plus interest expense, plus income tax expense (if any), plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated real estate ventures, plus adjustments to reflect our share of EBITDAre of unconsolidated real estate ventures.

Adjusted EBITDAre represents EBITDAre as adjusted for transaction costs, revenue producing acquisitions and dispositions for the quarter as if such acquisitions and dispositions had occurred as of the beginning of the quarter, severance charges, real estate acquisition costs, and debt extinguishment gains

(losses). We focus our business plans to enable us to sustain increasing shareholder value. Accordingly, we believe that excluding these items, which are not key drivers of our investment decisions and may cause short-term fluctuations in net income, provides a useful supplemental measure to investors and analysts in assessing the net earnings contribution of our real estate portfolio. Because these measures do not represent net income (loss) that is computed in accordance with GAAP, they should only be considered a supplement, and not an alternative, to net income (loss) (computed in accordance with GAAP) as a performance measure.

Annualized Adjusted EBITDAre is calculated as Adjusted EBITDAre for the quarter, adjusted for items where annualization would not be appropriate, multiplied by four. Our computation of Adjusted EBITDAre and Annualized Adjusted EBITDAre may differ from the methodology used by other equity REITs to calculate these measures and, therefore, may not be comparable to such other REITs.

Fixed charge coverage ratio

The table below presents a calculation of our Fixed Charge Coverage Ratio (as defined below) for the three months ended March 31, 2019 and 2018 (dollars in thousands, except per share amounts):

	Three months ended March 31,
	2019	2018
Annualized Adjusted EBITDAre	$406,528	$583,484
Interest expense	26,611	51,065
Less: Non-cash interest	(4,737)	(7,541)
Preferred Stock dividends	2,588	2,588
Fixed charges	24,462	46,112
Annualized fixed charges	97,848	184,448

Fixed Charge Coverage Ratio	4.2x	3.2x

Fixed Charge Coverage Ratio is calculated as the ratio of Annualized Adjusted EBITDAre to annualized fixed charges, a ratio derived from non-GAAP measures that we use to evaluate our liquidity and ability to obtain financing. Fixed charges consist of interest expense, reported in accordance with GAAP, less non-cash interest expense. Annualized fixed charges is calculated by multiplying fixed charges for the quarter by four.

Other balance sheet and operational data

The table below presents certain other balance sheet and operational data as of March 31, 2019 and 2018 (dollars in thousands):

	As of March 31,
	2019	2018
Unencumbered assets(1)	80.0%	58.0%
Secured debt	$457,480	$2,625,928
Secured debt/total debt	21.5%	68.6%
Occupancy(2)	99.3%	98.9%
Lost rent(3)	0.2%	0.5%
Leakage(4)	1.7%	2.0%

(1)

Unencumbered assets represent the assets in our portfolio that are not subject to mortgage indebtedness. Unencumbered assets are divided by total real estate investment to derive the unencumbered assets percentage. Assuming a redemption of the Series 2013-2 Class A notes under our Master Trust 2013 on June 20, 2019, the unencumbered asset percentage would be 88.0% on a pro forma basis as of March 31, 2019.

(2)	Occupancy is calculated by dividing the number of economically yielding owned properties in the portfolio as of the measurement date by the number of total owned properties on said date.

(3)

Lost rent is calculated by rent reserved on monthly contractual cash rent during the final month of the reporting period multiplied by twelve. Lost rent is then divided by annualized contractual rent to derive the lost rent percentage.

(4)

Leakage is calculated by subtracting tenant reimbursement income from property costs for the quarterly period. The resulting difference is divided by the annualized contractual rent to derive the leakage percentage.

RISK FACTORS

Investing in the notes involves risks. Before acquiring the notes offered pursuant to this prospectus supplement and the accompanying prospectus, you should carefully consider the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we may prepare in connection with this offering, including, without limitation, the risks of an investment in our company under the caption “Item 1A. Risk Factors” beginning on page 12 of our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations, funds from operations and prospects and might cause you to lose all or a part of your investment in our company. Please also refer to the section entitled “Special Note Regarding Forward- Looking Statements” included elsewhere in this prospectus supplement.

Risks Related to this Offering

Our substantial indebtedness may expose us to the risk of default under our debt obligations and limit our ability to obtain additional financing and fulfill our obligations under the notes.

As of June 17, 2019, the outstanding principal amount of our consolidated indebtedness was approximately $2.0 billion. As of June 17, 2019, our operating partnership had approximately $916.2 million of indebtedness outstanding, including approximately $96.2 million of indebtedness outstanding under its revolving credit facility and $420.0 million of indebtedness outstanding under its term loan facility. In addition, our operating partnership has a delayed draw term loan facility, under which $400.0 million of indebtedness was outstanding as of June 17, 2019. As of June 17, 2019, we had approximately $703.8 million of borrowing capacity available (subject to customary conditions) under our operating partnership’s revolving credit facility, $10.4 million cash and cash equivalents and $12.8 million restricted cash available under our Master Trust 2013 (representing proceeds from the sale of collateral under the program held on deposit until a qualifying substitution is made or the funds are applied as prepayment of principal). Any borrowings under our operating partnership’s revolving credit facility that are repaid with any net proceeds from this offering may be reborrowed, subject to customary conditions.

We may also incur significant additional debt to finance future investment activities or agree to assume existing debt from third parties in future acquisitions. Payments of principal and interest on borrowings may leave us with insufficient cash resources to meet our cash needs or make the distributions to our common stockholders necessary to maintain our REIT qualification. Our level of debt and the limitations imposed on us by our debt agreements could have significant adverse consequences to holders of the notes, including the following:

•	our cash flow may be insufficient to meet our required principal and interest payments with respect to the notes and our other indebtedness;

•

we may be unable to borrow additional funds as needed or on favorable terms, which could, among other things, adversely affect our ability to capitalize upon acquisition opportunities or meet operational needs;

•	we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

•	because a portion of our debt bears interest at variable rates, increases in interest rates could increase our interest expense;

•

we may be unable to hedge floating rate debt, counterparties may fail to honor their obligations under any hedge agreements we enter into, such agreements may not effectively hedge interest rate fluctuation risk, and, upon the expiration of any hedge agreements we enter into, we would be exposed to then-existing market rates of interest and future interest rate volatility;

•	we may be forced to dispose of properties, possibly on unfavorable terms or in violation of certain covenants to which we may be subject;

•

we may default on our obligations and the lenders or mortgagees may foreclose on our properties or our interests in the entities that own the properties that secure their loans and receive an assignment of rents and leases;

•	we may be restricted from accessing some of our excess cash flow after debt service if certain of our tenants fail to meet certain financial performance metric thresholds;

•	we may violate restrictive covenants in our loan documents, which would entitle the lenders to accelerate our debt obligations; and

•	our default under any loan with cross-default provisions could result in a default on other indebtedness.

If any one of these events were to occur, our financial condition, results of operations, cash flow and cash available for distribution, including our ability to satisfy our debt service obligations with respect to the notes, could be materially adversely affected. Furthermore, foreclosures could create taxable income without accompanying cash proceeds, which could hinder our ability to meet the REIT distribution requirements imposed by the Internal Revenue Code of 1986, as amended.

The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.

The notes will be our operating partnership’s senior unsecured obligations and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:

•	all of our operating partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of our operating partnership’s subsidiaries and of any entity our operating partnership accounts for using the equity method of accounting; and

•

all preferred equity not owned by our operating partnership, if any, in our operating partnership’s subsidiaries and in any entity our operating partnership accounts for using the equity method of accounting.

Similarly, our guarantee of the notes will be our senior unsecured obligation and will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness and guarantees. Our guarantee of the notes will be effectively subordinated in right of payment to:

•	all of our existing and future secured indebtedness and secured guarantees (to the extent of the value of the collateral securing such indebtedness or guarantees);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of our consolidated subsidiaries (including our operating partnership) and of any entity we account for using the equity method of accounting; and

•	all preferred equity not owned by us, if any, in our consolidated subsidiaries (including our operating partnership) and in any entity we account for using the equity method of accounting.

The indenture that will govern the notes will not prohibit our operating partnership, our company or any of our respective subsidiaries from incurring secured or unsecured indebtedness in the future and, although the indenture will contain covenants that will limit the ability of our company and its subsidiaries (including our operating partnership) to incur secured and unsecured indebtedness, those covenants are subject to significant exceptions and our operating partnership and its subsidiaries may be able to incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants.

In the event of the bankruptcy, liquidation, reorganization or other winding up of our operating partnership or our company, assets that secure any of our respective secured indebtedness, secured guarantees and other secured obligations will be available to pay our respective obligations under the notes or the guarantee of the notes, as applicable, and our other respective unsecured indebtedness, unsecured guarantees and other unsecured obligations only after all of our respective indebtedness, guarantees and other obligations secured by those assets have been repaid in full, and we caution you that there may not be sufficient assets remaining to pay amounts due on any or all the notes or the guarantee of the notes, as the case may be, then outstanding. In the event of the bankruptcy, liquidation, reorganization or other winding up of the any of subsidiaries of our operating partnership or our company, the rights of holders of indebtedness and other obligations of our operating partnership (including the notes) or our company (including our guarantee of the notes), as the case may be, will be effectively subordinated to the prior claims of that subsidiary’s creditors and of the holders of any indebtedness or other obligations guaranteed by that subsidiary, except to the extent that our operating partnership or our company, is itself a creditor with recognized claims against that subsidiary, in which case those claims would still be effectively subordinated to all debt secured by mortgages or other liens on the assets of that subsidiary (to the extent of the value of those assets) and would be subordinate to all indebtedness of that subsidiary senior to that held by our operating partnership or our company, as the case may be. Moreover, in the event of the bankruptcy, liquidation, reorganization or other winding up of any subsidiary of our operating partnership or our company, the rights of holders of indebtedness and other obligations of our operating partnership (including the notes) or our company (including our guarantee of the notes), as the case may be, will be effectively subordinated to any equity interests in that subsidiary held by persons other than our operating partnership or our company, as the case may be. In addition, in the event of the bankruptcy, liquidation, reorganization or other winding up of any subsidiary or other entity that our operating partnership or our company accounts for using the equity method of accounting, the rights of holders of indebtedness and other obligations of our operating partnership (including the notes) or our company (including our guarantee of the notes) will be subject to the prior claims of that entity’s creditors and the holders of any indebtedness or other obligations of that entity, except to the extent that our operating partnership or our company, as the case may be, is itself a creditor with recognized claims against that entity, in which case those claims would still be effectively subordinated to all debt secured by mortgages or other liens on the assets of that entity (to the extent of the value of those assets) and would be subordinate to all indebtedness of that entity senior to that held by our operating partnership or our company, as the case may be.

As of June 17, 2019, the outstanding principal amount of our consolidated indebtedness was approximately $2.0 billion. As of June 17, 2019, our operating partnership (excluding its subsidiaries) had approximately $916.2 million of indebtedness outstanding, all of which was senior unsecured indebtedness, including approximately $96.2 million of indebtedness outstanding under its revolving credit facility and $420.0 million of indebtedness outstanding under its term loan facility. In addition, our operating partnership has a delayed draw term loan facility, under which $400 million of indebtedness was outstanding as of June 17, 2019. As of June 17, 2019, we had approximately $703.8 million of borrowing capacity available (subject to customary conditions) under our operating partnership’s revolving credit facility, $10.4 million cash and cash equivalents and $12.8 million restricted cash available under our Master Trust 2013 (representing proceeds from the sale of collateral under the program held on deposit until a qualifying substitution is made or the funds are applied as prepayment of principal). Any borrowings under our operating partnership’s revolving credit facility that are repaid with any net proceeds from this offering may be reborrowed, subject to customary conditions. As of June 17, 2019, our company (excluding its subsidiaries) had approximately $345.0 million of indebtedness outstanding, all of which was unsecured, and had guaranteed our operating partnership’s borrowings under our operating partnership’s revolving credit facility and term loan facilities. As of June 17, 2019, the subsidiaries of our operating partnership and the subsidiaries of our company (excluding our operating partnership) had approximately $263.0 million of outstanding mortgage indebtedness and no outstanding unsecured indebtedness, in addition to their trade payables and other liabilities. In addition, as of June 17, 2019, the subsidiaries of our operating partnership and the subsidiaries of our company (excluding our operating partnership) did not guarantee any indebtedness of our operating partnership or our company.

We may not be able to generate sufficient cash flow to meet our debt service obligations.

Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

The instruments and agreements governing some of our outstanding indebtedness (including borrowings under our operating partnership’s revolving credit facility, term loan facility, delay draw term loan facility and the 2026 Notes) contain provisions that require us to repay that indebtedness under specified circumstances or upon the occurrence of specified events (including, other than the 2026 Notes, certain changes of control of our company) and our future debt agreements and debt securities may contain similar provisions or may require that we repurchase or offer to repurchase the applicable indebtedness for cash under specified circumstances or upon the occurrence of specified changes of control of our company or our operating partnership or other events. We may not have sufficient funds to pay our indebtedness when due (including upon any such required repurchase, repayment or offer to repurchase), and we may not be able to arrange for the financing necessary to make those payments on favorable terms or at all. In addition, our ability to make required payments on our indebtedness when due (including upon any such required repurchase, repayment or offer to repurchase) may be limited by the terms of other debt instruments or agreements. Our failure to pay amounts due in respect of any of our indebtedness when due may constitute an event of default under the instrument governing that indebtedness, which could permit the holders of that indebtedness to require the immediate repayment of that indebtedness in full and, in the case of secured indebtedness, could allow them to sell the collateral securing that indebtedness and use the proceeds to repay that indebtedness. Moreover, any acceleration of or default in respect of any of our indebtedness could, in turn, constitute an event of default under other debt instruments or agreements, thereby resulting in the acceleration and required repayment of that other indebtedness. Any of these events could materially adversely affect our ability to make payments of principal and interest on the notes when due and could prevent us from making those payments altogether.

We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including the notes, or to fund our other liquidity needs, including cash distributions necessary to maintain our REIT status. Additionally, if we incur additional indebtedness in connection with future investment activities or for any other purpose, our debt service obligations could increase.

We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•	our financial condition, results of operations and market conditions at the time; and

•	restrictions in the agreements governing our indebtedness.

As a result, we may not be able to refinance any of our indebtedness, including the notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity financing or delaying capital expenditures, or strategic acquisitions and alliances, any of which could have a material adverse effect on our financial condition, results of operations, cash flows, the trading price of our securities (including the notes) and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders. We cannot assure you that we will be able to effect any of these actions on commercially reasonable terms, or at all.

The agreements governing our indebtedness contain, and the indenture governing the notes will contain, restrictions and covenants which may limit our ability to enter into or obtain funding for certain transactions and operate our business.

The agreements governing our indebtedness contain and the indenture governing the notes will contain restrictions and covenants that limit or will limit our ability to operate our business. The agreements governing our indebtedness contain covenants and other restrictions that will affect, among other things, our ability to:

•	incur indebtedness;

•	create liens on assets;

•	sell or substitute assets;

•	modify certain terms of our leases;

•	prepay debt with higher interest rates;

•	manage our cash flows; and

•	make distributions to equity holders.

The indenture governing the notes will also contain covenants and other restrictions that will affect, among other things, our ability to:

•	consummate a merger, consolidation or sale of all or substantially all of our assets; and

•	incur secured and unsecured indebtedness.

In addition, the indenture governing the notes will require us to maintain at all times a specified ratio of unencumbered assets to unsecured debt. These covenants, as well as any additional covenants to which we may be subject in the future because of additional indebtedness, could cause us to forgo investment opportunities or obtain financing that is more expensive than financing we could obtain if we were not subject to the covenants. The breach of any of these covenants could result in a default under certain of our indebtedness, which could cause those and other obligations to become due and payable. If any of our indebtedness is accelerated, we may not be able to repay it.

If an event of default occurs under certain of our commercial mortgage backed securities, if certain of the master tenants at the properties that secure the commercial mortgage backed securities fail to maintain certain financial ratios or if an uncured monetary default exists under the master leases, a portion of or all of the cash that would otherwise be distributed to us may be restricted by the lenders and unavailable to us until the terms are cured or the debt refinanced. If the financial performance of the collateral for our indebtedness under our master funding program fails to achieve certain criteria, cash from such collateral may be unavailable to us until the terms are cured or the debt refinanced. Such cash sweep triggering events have previously occurred under certain of our commercial mortgage backed securities and may occur in the future and be ongoing from time to time. The occurrence of these events limits the amount of cash available to us for use in our business.

Despite our substantial indebtedness, we may still incur significantly more debt, which could exacerbate any or all of the risks described above, and adversely impact our ability to pay the principal of or interest on the notes.

We may be able to incur substantial additional indebtedness in the future. Although the agreements governing our operating partnership’s revolving credit facility, term loan facility and delay draw term loan facility and certain other indebtedness (including the indenture governing the 2026 Notes) limit, and the indenture governing the notes will limit, our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions or additional indebtedness, which we will have the ability to incur, could be substantial. To the extent that we incur additional indebtedness or such other obligations, the risks associated with our substantial leverage described above, including our possible inability to service our debt, would increase. In addition, the agreements governing our operating partnership’s revolving credit facility, term loan facility and delay draw term loan facility and certain other indebtedness (including the indenture governing the 2026 Notes) and the indenture governing the notes will not prevent us from incurring obligations that do not constitute indebtedness.

Our company does not have any significant operations or material assets other than its direct and indirect investments in our operating partnership.

The notes will be fully and unconditionally guaranteed by our company. Our company does not have any significant operations or material assets other than its direct and indirect investments in our operating partnership. Accordingly, if our operating partnership fails to make a payment on the notes when due, there can be no assurance that we would have funds to pay that amount pursuant to our guarantee.

Furthermore, as described above under “—The effective subordination of the notes may limit our ability to satisfy our obligations under the notes,” our guarantee will be effectively subordinated in right of payment to:

•

all existing and future secured indebtedness and secured guarantees of our company, including our consolidated subsidiaries (to the extent of the value of the collateral securing such indebtedness or guarantees);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of our consolidated subsidiaries (including our operating partnership) and of any entity we account for using the equity method of accounting; and

•	all preferred equity not owned by us, if any, in our consolidated subsidiaries (including our operating partnership) and in any entity we account for using the equity method of accounting.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee, such as the guarantee provided by our company, could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred or entered into its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee;

•	was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•	it could not pay its debts as they become due.

The court might also void such guarantee, without regard to the above factors, if it found that a guarantor entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.

We cannot be certain as to the standards a court would use to determine whether reasonably equivalent value or fair consideration was received by our company for its guarantee of the notes. If a court voided such guarantee, holders of the notes would no longer have a claim against such guarantor. In addition, the court might direct holders of the notes to repay any amounts already received from a guarantor. If the court were to void our company’s guarantee, require the return of monies paid by such guarantor or subordinate the guarantee to other obligations of such guarantor, we could not assure you that funds would be available to pay the notes from any of our subsidiaries or from any other source.

There is no prior public market for the notes, and if an active trading market does not develop for the notes, you may not be able to resell them.

We do not intend to apply for the listing of the notes on any national securities exchange or any automated dealer quotation system. As a result, an active trading market for the notes may not develop or be sustained. We have been informed by the underwriters that they currently intend to make a market in the notes after this offering is completed. However, the underwriters are not obligated to make a market in the notes, and one or more of the underwriters may cease market-making at any time. We cannot assure you that any market for the notes will develop, or if one does develop, that it will be liquid. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our credit rating, our operating performance and financial condition and other factors. If an active trading market does not develop, the market price and liquidity of the notes may be adversely affected. As a result, we cannot ensure you that you will be able to sell any of the notes at a particular time, at attractive prices, or at all. Thus, you may be required to bear the financial risk of your investment in the notes indefinitely.

Our management has significant flexibility in applying the net proceeds we expect to receive in this offering. We intend to use the net proceeds from this offering as described in “Use of Proceeds,” but because the net proceeds are not required to be allocated to any specific investment or transaction, you cannot determine at this time the value or propriety of our application of the net proceeds, and you may not agree with our decisions. In addition, our use of the net proceeds from this offering may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could have a material adverse effect on our financial condition, results of operations, business or prospects. See “Use of Proceeds.”

The market price of the notes may fluctuate significantly.

The market price of the notes may fluctuate significantly in response to many factors, including:

•	actual or anticipated variations in our operating results, funds from operations, cash flows, liquidity or distributions;

•	our ability to successfully execute on our investment strategy;

•	our ability to successfully complete acquisitions and lease acquired properties;

•	changes in our earnings estimates or those of analysts;

•	publication of research reports about us, the real estate industry generally or the sectors in which we invest;

•	the failure to maintain our current credit ratings or comply with our debt covenants;

•	increases in market interest rates;

•	changes in market valuations of similar companies;

•	adverse market reaction to any debt or equity securities we may issue or additional debt we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional investors;

•	speculation in the press or investment community;

•	high levels of volatility in the credit markets;

•	general market and economic conditions; and

•	the realization of any of the other risk factors included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Many of the factors listed above are beyond our control. These factors may cause the market price of the notes to decline, regardless of our financial condition, results of operations, business or prospects. We cannot assure you that the market price of the notes will not fall in the future, and it may be difficult for investors to resell the notes at prices they find attractive, or at all.

An increase in interest rates could result in a decrease in the market value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

A downgrade in our credit ratings could materially adversely affect our business and financial condition and the market value of the notes.

The credit ratings assigned to the notes and other debt securities of our operating partnership could change based upon, among other things, our results of operations and financial condition. These ratings are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, these credit ratings are not recommendations to buy, sell or hold the notes or any other securities. If any of the credit rating agencies that have rated the notes or other debt securities of our operating partnership downgrades or lowers its credit rating, or if any credit rating agency indicates that it has placed any such rating on a so-called “watch list” for a possible downgrading or lowering or otherwise indicates that its outlook for that rating is negative, it could have a material adverse effect on the market value of the notes and our costs and availability of capital, which could in turn have a material adverse effect on our financial condition, results of operations, cash flows and our ability to satisfy our debt service obligations (including payments on the notes) and to make dividends and distributions to our security holders and could also have the material adverse effect on the market value of the notes.

USE OF PROCEEDS

We expect that the net proceeds from the offering of the notes will be approximately $             million after deducting the underwriting discount and our estimated expenses.

We intend to use the proceeds from this offering to fund potential property acquisitions and for general corporate purposes, which may include repaying or repurchasing indebtedness (including amounts outstanding from time to time under our operating partnership’s revolving credit facility, term loan facility and/or delayed draw term loan facility, including amounts temporarily drawn under our revolving credit facility to redeem the Series 2013-2 Class A notes under our Master Trust 2013), working capital and capital expenditures.

As of June 17, 2019, our operating partnership had approximately $96.2 million of indebtedness outstanding under its revolving credit facility. The revolving credit facility bears interest at either a specified base rate or LIBOR, plus an applicable margin based on our credit rating, or, at our operating partnership’s one-time irrevocable election, an applicable margin based on our leverage ratio. The revolving credit facility has a maturity date of March 31, 2023 (extendable at our operating partnership’s option to up to March 31, 2024, subject to certain conditions). As of June 17, 2019, the revolving credit facility bore interest at LIBOR plus 0.90% per annum and incurred a facility fee of 0.20% per annum, both based on our credit rating. Any borrowings under our operating partnership’s revolving credit facility that are repaid with any such net proceeds may be reborrowed, subject to customary conditions.

As of June 17, 2019, our operating partnership had approximately $420.0 million of indebtedness outstanding under its term loan facility. The term loan facility bears interest at either a specified base rate or LIBOR, plus an applicable margin based on our credit rating, or, at our operating partnership’s one-time irrevocable election, an applicable margin based on our leverage ratio. As of June 17, 2019, the term loan facility bore interest at LIBOR plus 1.00% per annum, based on our credit rating. The term loan facility has a maturity date of March 31, 2024.

As of June 17, 2019, our operating partnership had $400.0 million of indebtedness outstanding under its delayed draw term loan facility. Borrowings outstanding under the delayed draw term loan facility bear interest at either a specified base rate or LIBOR, plus an applicable margin based on our credit rating, or, at our operating partnership’s one-time irrevocable election, an applicable margin based on our leverage ratio. As of June 17, 2019, the delayed draw term loan facility bore interest at LIBOR plus 1.00% per annum, based on our credit rating. Proceeds from borrowings under our operating partnership’s revolving credit facility and term loan facility were applied for general corporate purposes, including working capital and capital expenditures and acquisitions.

Affiliates of certain of the underwriters in this offering are lenders and, in certain cases, agents under our operating partnership’s revolving credit facility, term loan facility and/or delayed draw term loan facility. To the extent that our operating partnership uses a portion of the net proceeds it receives from this offering to repay borrowings outstanding under its revolving credit facility, term loan facility and/or delayed draw term loan facility, such affiliates of the applicable underwriters will receive their proportionate share of any amount that is repaid with the net proceeds we receive from this offering.

DESCRIPTION OF NOTES

The following description of the terms of the notes (referred to in the accompanying prospectus as the “debt securities”) supplements, and to the extent inconsistent, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus. The following description of the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes and the Indenture, which are incorporated herein by reference. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes or the Indenture, as applicable. As used in this section, the terms “we,” “us” and “our” refer only to Spirit Realty, L.P. and not to its subsidiaries or Spirit Realty Capital, Inc. and the term “Guarantor” refers only to Spirit Realty Capital, Inc. and not to its subsidiaries.

General

We will issue the notes under an indenture, dated as of August 18, 2016, and a supplemental indenture, to be dated as of                     , 2019 (together, the “Indenture”), among us, the Guarantor, as guarantor, and U.S. Bank National Association, as trustee. The terms of the notes will include those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The notes are subject to all of these terms, and holders of notes are referred to the Indenture and the Trust Indenture Act for a statement of those terms.

The notes will be limited initially to $             million aggregate principal amount. We may in the future, without the consent of holders, issue additional notes on the same terms and conditions as the notes being offered hereby. The notes and any additional notes subsequently issued under the Indenture would be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided, however, that if such additional notes will not be fungible with the applicable previously outstanding notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.

The following description is a summary of the material provisions of the Indenture. It does not restate those agreements in their entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the notes. Copies of the Indenture are available as set forth below under “—Additional Information.” Certain defined terms used in this description but not defined below have the meanings assigned to them in the Indenture. Except as set forth in this prospectus supplement under the caption “—Covenants,” the Indenture does not contain any provisions applicable to the notes that would limit our, our subsidiaries’ or the guarantor’s ability to incur indebtedness or that would afford holders of the notes protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.

The notes will be issued only in fully registered form, in minimum denominations of $2,000 and integral multiples of $1,000.

Principal and Interest

The notes will bear interest at the rate of     % per year and will mature on                     , 20        . Interest on the notes will accrue from                     , 20         and will be payable semi-annually in arrears on                  and                  of each year, commencing on                     , 20         (each such date being an “interest payment date”), to the persons in whose names the notes are registered in the security register on the preceding                  or                 , whether or not a business day, as the case may be (each such date being a “regular record date”). Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any interest payment date, maturity date or earlier date of redemption falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date the payment was due and no interest shall accrue on the amount so payable for the period from and after that interest payment date, that maturity date or that date of redemption, as the case may be, until the next business day. For purposes of the notes, a business day means any day, other than a Saturday or Sunday, or legal holidays on which banks in The City of New York are not required or authorized by law or executive order to be closed.

The principal of, and premium, if any, and interest, if any, on, the notes will be payable at the corporate trust office of the trustee, initially located at 100 Wall Street, 16th Floor, New York, New York 10005; provided that, at our option, payment of interest, if any, may be made by check mailed to the address of the person entitled to the payment as it appears in the security register or by wire transfer of funds to the person to an account maintained within the United States. Notes may be surrendered for registration of transfer or exchange, and notices or demands to or upon us in respect of the notes and the Indenture may be served, at such corporate trust office as well.

If we redeem the notes, we will pay accrued and unpaid interest, if any, to holders of the notes who surrender such notes for redemption. However, if a redemption date falls after a regular record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest, if any, due on such interest payment date to the holder of record at the close of business on the corresponding regular record date (instead of the holder surrendering its notes for redemption) and the redemption price (as defined below) shall not include accrued and unpaid interest, if any, up to, but not including, the redemption date.

Ranking

The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:

•	all of our existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•	all existing and future indebtedness and other liabilities, whether secured or unsecured, of our subsidiaries and of any entity we account for using the equity method of accounting; and

•	all preferred equity not owned by us, if any, in our subsidiaries and in any entity we account for using the equity method of accounting.

The Indenture that will govern the notes will not prohibit us or the Guarantor or any of our respective subsidiaries from incurring secured or unsecured indebtedness in the future and, although the Indenture will contain covenants that will limit the Guarantor’s ability and the ability of its subsidiaries (including us) to incur secured and unsecured indebtedness, those covenants are subject to significant exceptions and the Guarantor and its subsidiaries may be able to incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants.

For additional information, see “Risk Factors—Risks Related to this Offering—The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.”

Guarantee

The Guarantor will guarantee our obligations under the notes on a full and unconditional basis, including the due and punctual payment of principal of, and premium, if any, and interest, if any, on, the notes, whether at stated maturity, upon acceleration, upon redemption or otherwise. Under the terms of the guarantee, holders of the notes will not be required to exercise their remedies against us before they proceed directly against the Guarantor. The Guarantor’s obligations under its guarantee of the notes will be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the guarantee constituting a fraudulent transfer or conveyance. See “Risk factors—Risks Related to this Offering—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.”

The guarantee of the notes will be a senior unsecured obligation of the Guarantor and will rank equally in right of payment with all other existing and future senior unsecured indebtedness and guarantees of the Guarantor. The Guarantor’s guarantee of the notes will be effectively subordinated in right of payment to:

•	all of the Guarantor’s existing and future secured indebtedness and secured guarantees (to the extent of the value of the collateral securing such indebtedness or guarantees);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Guarantor’s consolidated subsidiaries (including us) and of any entity the Guarantor accounts for using the equity method of accounting; and

•	all preferred equity not owned by the Guarantor in the Guarantor’s consolidated subsidiaries (including us) and in any entity the Guarantor accounts for using the equity method of accounting.

The Guarantor generally does not have any significant operations or material assets other than its direct and indirect investments in us. See “Risk factors—Risks Related to this Offering—Our company does not have any significant operations or material assets other than its direct and indirect investments in our operating partnership.”

For additional information, see “Risk Factors—Risks Related to this Offering—The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.”

Optional Redemption

The notes will be redeemable in whole at any time or in part from time to time, at our option, at a redemption price calculated by us and equal the sum of (1) 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, up to, but not including, the redemption date plus (2) a make-whole premium.

Notwithstanding the foregoing, if the notes are redeemed on or after                     , 20         (     months prior to the maturity date of the notes (the “Par Call Date”)), the redemption price will not include a make-whole premium.

We will calculate the make-whole premium with respect to any notes redeemed before the Par Call Date as the excess, if any, of:

•

the sum of the present values of the remaining scheduled payments of principal and interest, if any, thereon (exclusive of interest, if any, accrued to the date of redemption) that would be due if the notes matured on the Par Call Date, determined by discounting to the redemption date, on a semiannual basis, such principal and interest, if any, at the Treasury Rate plus                      basis points; over

•	the principal amount of such notes.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed (assuming, for this purpose, that the notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed (assuming, for this purpose, that the notes matured on the Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if we obtain fewer than six such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers that we appoint to act as the Independent Investment Banker from time to time.

“Reference Treasury Dealer” means each of Wells Fargo Securities, LLC and J.P. Morgan Securities LLC and their successors, and three other firms that are primary U.S. Government securities dealers (each a “Primary Treasury Dealer”) which we specify from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the remaining term of the notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date. In the case of a satisfaction and discharge, such rates shall be determined as of the date of the deposit with the trustee.

Notice of redemption will be mailed or sent by electronic transmission at least 15 but not more than 60 calendar days before the redemption date to each holder of record of the notes to be redeemed at its last registered address and the trustee (if the notice is to be delivered by us). The notice of redemption for the notes will state, among other things, the aggregate principal amount of notes to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of notes to be redeemed. Unless we default in payment of the redemption price, interest, if any, will cease to accrue on any notes that have been called for redemption at the redemption date, on and after the redemption date (unless we default in the payment of the redemption price) such notes shall cease to be entitled to any benefit or security under the Indenture and the holders of such notes shall have no right in respect of such notes except the right to receive the redemption price thereof.

If less than all of the notes are to be redeemed at our option, the trustee will select, in a manner it deems fair and appropriate, subject to the customary procedures of DTC (or relevant depositary), the notes to be redeemed (in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof).

In the event of any redemption of the notes in part, we will not be required to:

•

issue or register the transfer of any note during a period beginning at the opening of business 15 days before any selection of the notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of the notes to be so redeemed, or

•	register the transfer of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

Merger, Consolidation or Sale

We or the Guarantor may consolidate with, or sell, lease or convey all or substantially all of our respective assets to, or merge with or into, any other entity, provided that the following conditions are met:

•

we or the Guarantor, as the case may be, shall be the continuing entity, or the successor entity (if other than us or the Guarantor, as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall expressly assume payment of principal of, and premium, if any, and interest, if any, on, all of the notes and the due and punctual performance and observance of all of the covenants and conditions in the Indenture;

•

immediately after giving effect to the transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•	an officers’ certificate covering these conditions shall be delivered to the trustee.

In the case of any such consolidation, sale, conveyance or merger, but not a lease, in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, us or the Guarantor, as the case may be, under the Indenture and, subject to the terms of the Indenture, we or the Guarantor, as the case may be, will be released from our or its obligations, as the case may be, under the Indenture.

Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a person.

No Protection in the Event of a Change of Control

The notes will not contain any provisions that may afford holders of the notes protection in the event we or the Guarantor have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of the notes.

Covenants

Limitations on Debt

Aggregate Debt Test

The Guarantor will not, and will not permit any of its Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds of the additional Debt on a pro forma basis, the aggregate principal amount of all the Guarantor’s outstanding Debt and that of its Subsidiaries on a consolidated basis as determined in accordance with GAAP is greater than 60% of the sum of (without duplication):

•

the Guarantor’s Total Assets as of the end of the fiscal quarter covered in the Guarantor’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, furnished to the trustee) prior to the incurrence of such additional Debt; and

•

the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Guarantor or any of its Subsidiaries since the end of such fiscal quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

Debt Service Test

The Guarantor will not, and will not permit any of its Subsidiaries to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the most recent quarterly period covered in the Guarantor’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, furnished to the trustee) prior to such time, annualized (i.e., multiplied by four) prior to the date on which such additional Debt is to be incurred shall have been less than 1.5, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:

•

such Debt and any other Debt incurred by the Guarantor or its Subsidiaries since the first day of such quarterly period and the application of the proceeds therefrom, including to refinance other Debt since the first day of such period, had occurred at the beginning of such period;

•

the repayment or retirement of any other Debt (other than Debt repaid or retired with the proceeds of any other Debt, which repayment or retirement shall be calculated pursuant to the immediately preceding bullet and not this bullet) by the Guarantor or its Subsidiaries since the first day of such quarterly period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period);

•

in the case of Acquired Debt or Debt incurred by the Guarantor or any of its Subsidiaries in connection with any acquisition since the first day of such quarterly period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

•

in the case of any acquisition or disposition by the Guarantor or any of its Subsidiaries of any asset or group of assets since the first day of such quarterly period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition and any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the calculation described in this covenant or any other Debt incurred after the first day of the relevant quarterly period bears interest at a floating rate (to the extent such Debt has been hedged to bear interest at a fixed rate, only the portion of such Debt, if any, that has not been so hedged), then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt will be computed on a pro forma basis as if the average interest rate that would have been in effect during the entire such period had been the applicable rate for the entire such period.

Maintenance of Total Unencumbered Assets

The Guarantor and its Subsidiaries may not at any time own Total Unencumbered Assets equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Guarantor and its Subsidiaries on a consolidated basis.

Secured Debt Test

The Guarantor will not, and will not permit any of its Subsidiaries to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest upon any of the Guarantor’s property or the property of any of its Subsidiaries, whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of the Guarantor’s outstanding Debt and the outstanding Debt of its Subsidiaries on a consolidated basis for borrowed money that is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on the Guarantor’s property or the property of any of its Subsidiaries is greater than 40% of the sum of (without duplication):

•	the Guarantor’s Total Assets as of the end of the fiscal quarter covered in the Guarantor’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, furnished to the trustee) prior to the incurrence of such additional Debt; and

•

the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Guarantor or any of its Subsidiaries since the end of such fiscal quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

For purposes of the covenants described under this “—Limitations on Debt,” Debt shall be deemed to be “incurred” by the Guarantor or any of its Subsidiaries whenever the Guarantor or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

Furthermore, nothing in the covenants described under this “—Limitations on Debt” shall prevent the incurrence by the Guarantor or any of its Subsidiaries of Debt between or among the Guarantor or any of its Subsidiaries.

Existence

Except as permitted under “—Merger, Consolidation or Sale,” the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights, both charter and statutory, and franchises of the Guarantor and its Subsidiaries; provided, however, that the Guarantor will not be required to preserve any right or franchise if the Guarantor determines that the preservation of the right or franchise is no longer desirable in the conduct of the Guarantor’s business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the notes.

Payment of Taxes and Other Claims

The Guarantor will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Guarantor or any of its Subsidiaries or upon the Guarantor’s or any such Subsidiary’s income, profits or property and all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the Guarantor’s or any such Subsidiary’s property; provided, however, that the Guarantor will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of Financial Information

Whether or not we or the Guarantor is subject to Section 13 or 15(d) of the Exchange Act, the Guarantor will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents that the Guarantor would have been required to file with the SEC pursuant to such Section 13 or 15(d) (the “Financial Statements”) if the Guarantor were so subject, such documents to be filed with the SEC on or prior to the respective dates (the “Required Filing Dates”) by which the Guarantor would have been required so to file such documents if the Guarantor were so subject.

The Guarantor will also in any event (1) within 15 days of each Required Filing Date (a) transmit by mail or electronic transmittal to all holders, as their names and addresses appear in the security register, without cost to such holders, copies of the annual reports, quarterly reports and other documents that the Guarantor is required to file or would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Guarantor were subject to such sections, and (b) furnish to the trustee copies of annual reports, quarterly reports and other documents that the Guarantor would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Guarantor were subject to such sections; provided that the foregoing transmittal and furnishing requirements will be deemed satisfied if the foregoing reports and documents are available on the SEC’s EDGAR system or on the Guarantor’s website within the applicable time period specified above, and (2) if filing such documents by the Guarantor with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of the covenants thereunder (as to which the trustee is entitled to rely conclusively on an officer’s certificate). The trustee shall have no liability or responsibility for the filing, timeliness or content of any such report.

Maintenance of Properties

The Guarantor will cause all of its properties used or useful in the conduct of the Guarantor’s business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of the Guarantor’s and its Subsidiaries’ properties, all as in the Guarantor’s judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Guarantor and its Subsidiaries will not be prevented from selling or otherwise disposing for value the Guarantor’s or its Subsidiaries’ properties in the ordinary course of business.

Insurance

The Guarantor will, and will cause each of its Subsidiaries to, keep in force upon all of its properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability.

Certain Definitions

For purposes of the foregoing covenants the following definitions apply:

“Acquired Debt” means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Annual Service Charge” for any period means, without duplication, the maximum amount that is payable for interest expense on, and original issue discount of, the Guarantor’s and its Subsidiaries’ Debt in such period.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership or limited liability company interests, whether general or limited, in the equity of such Person, outstanding as of any date, including all options, warrants or other rights issued by such Person to purchase Capital Stock of such Person.

“Consolidated Income Available for Debt Service” for any period means Earnings from Operations of the Guarantor and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):

•	interest expense on Debt of the Guarantor and its Subsidiaries,

•	provision for taxes of the Guarantor and its Subsidiaries based on income,

•	amortization of debt discount, premium and deferred financing costs,

•	provisions for unrealized gains and losses, depreciation and amortization and the effect of any other non-cash items,

•

extraordinary, non-recurring and other unusual items (including, without limitation, any costs and fees incurred in connection with any debt financing or amendments thereto, or any acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed)),

•	gains and losses resulting from the extinguishment of debt,

•	the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period, and

•	amortization of deferred charges.

“Debt” of the Guarantor or any of its Subsidiaries means any indebtedness of the Guarantor or any of its Subsidiaries, excluding any accrued expense or trade payable, whether or not contingent, in respect of:

•	borrowed money evidenced by bonds, notes, debentures or similar instruments,

•

indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Guarantor or any of its Subsidiaries, but only to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value of the property subject to such mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Guarantor or any of its Subsidiaries,

•

the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued and called or amounts representing the balance deferred and unpaid of the purchase price of any property or services, or all conditional sale obligations or obligations under any title retention agreement, or

•	any lease of property by the Guarantor or any of its Subsidiaries as lessee that is reflected on the Guarantor’s consolidated balance sheet and classified as a finance lease in accordance with GAAP and to the extent, in the case of items of indebtedness under the first and third bullets immediately above, that any such items (other than letters of credit) would appear as a liability on the Guarantor’s consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Guarantor or any of its Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Guarantor or any of its Subsidiaries); provided, however, that the term “Debt” shall not include Permitted Non-Recourse Guarantees of the Guarantor or any of its Subsidiaries until such time as they become primary obligations of, and payments are due and required to be made thereunder by, the Guarantor or any of its Subsidiaries.

“Earnings from Operations” for any period means net income excluding gains and losses on sales of investments, net, as reflected in the financial statements of the Guarantor and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Encumbrance” means any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Guarantor or any of its Subsidiaries securing indebtedness for borrowed money, other than a Permitted Encumbrance.

“GAAP” means generally accepted accounting principles as used in the United States applied on a consistent basis as in effect from time to time.

“Non-Recourse Debt” means Debt of a joint venture or Subsidiary of ours (or an entity in which we are the general partner or managing member) that is directly or indirectly secured by real estate assets or other real estate-related assets (including Capital Stock) of the joint venture or Subsidiary of ours (or entity in which we are the general partner or managing member) that is the borrower and is non-recourse to the Guarantor or any of its Subsidiaries (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the joint venture or Subsidiary of ours (or entity in which we are the general partner or managing member) that is the borrower); provided further that, if any such Debt is partially recourse to the Guarantor or any of its Subsidiaries (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the joint venture or Subsidiary of ours (or entity in which we are the general partner or managing member) that is the borrower) and therefore does not meet the criteria set forth above, only the portion of such Debt that does meet the criteria set forth above shall constitute “Non-Recourse Debt.”

“Permitted Encumbrances” means leases, Encumbrances securing taxes, assessments and similar charges, mechanics liens and other similar Encumbrances.

“Permitted Non-Recourse Guarantees” means customary completion or budget guarantees, indemnities or other customary guarantees provided to lenders (including by means of separate indemnification agreements, carve-out guarantees or pledges of the equity interests in the borrower ) under such Non-Recourse Debt in the ordinary course of business of the Guarantor or any of its Subsidiaries in financing transactions that are directly or indirectly secured by real estate assets or other real estate-related assets (including Capital Stock) of a joint venture or Subsidiary of ours (or an entity in which we are the general partner or managing member), in each case that is the borrower in such financing, but is non-recourse to Guarantor or any of its other Subsidiaries, except for such completion or budget guarantees, indemnities or other guarantees (including by means of separate indemnification agreements or carve-out guarantees or pledges of the equity interests in the borrower) as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions and other customary exceptions to non-recourse liability).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Subsidiary” means, with respect to any Person, (i) a corporation, partnership, joint venture, limited liability company or other entity the majority of the shares, if any, of the non-voting capital stock or other equivalent ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person and/or any other Subsidiary or Subsidiaries of such Person, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person and/or any other Subsidiary or Subsidiaries of such Person, and (ii) any other entity the accounts of which are consolidated with the accounts of such Person. For the purposes of this definition, “voting capital stock” means capital stock having voting power for the election of directors, whether at all times or only so long as no senior class of capital stock has such voting power by reason of any contingency.

“Total Assets” means, as of any date, the sum of (i) Undepreciated Real Estate Assets and (ii) all of the Guarantor’s and its Subsidiaries’ other assets, but excluding accounts receivable, right-of-use operating lease assets and non-real estate intangibles, determined in accordance with GAAP.

“Total Unencumbered Assets” means the sum of the Guarantor’s and its Subsidiaries’ Undepreciated Real Estate Assets and the value determined in accordance with GAAP of all of the Guarantor’s and its Subsidiaries’ other assets, other than accounts receivable and non-real estate intangibles, in each case not subject to an Encumbrance; provided, however, that “Total Unencumbered Assets” does not include investments in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities.

“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets of the Guarantor and its Subsidiaries on such date, before depreciation and amortization charges determined on a consolidated basis in accordance with GAAP.

“Unsecured Debt” means Debt of the types described in first and third bullets of the definition thereof that is not secured by any mortgage, pledge, lien, charge, encumbrance or security interest of any kind upon any of the properties of the Guarantor or any of its Subsidiaries.

Events of Default

The Indenture provides that the following events are “Events of Default” with respect to the notes:

•	default for 30 days in the payment of any installment of interest under the notes;

•	default in the payment of the principal amount or redemption price due with respect to the notes, when the same becomes due and payable;

•

the guarantee of the Guarantor is not (or is claimed by the Guarantor in writing to the trustee not to be) in full force and effect (other than in accordance with the terms of the Indenture) with respect to the notes;

•

failure by us or the Guarantor to comply with any of our or the Guarantor’s respective other agreements in the notes or the Indenture with respect to the notes upon receipt by us of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the notes then outstanding and our failure to cure (or obtain a waiver of) such default within 60 days after we receive such notice;

•

failure to pay any Debt (other than Non-Recourse Debt) (a) of ours or the Guarantor, any Subsidiary in which we or the Guarantor has invested at least $50,000,000 in capital (a “Significant Subsidiary”) or any entity in which we are the general partner or managing member, and (b) in an outstanding principal amount in excess of $50,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which Debt is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to us from the trustee (or to us and the trustee from holders of at least 25% in principal amount of the outstanding notes); or

•

certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or the Guarantor or any Significant Subsidiary or all or substantially all of their respective property.

If an Event of Default under the Indenture with respect to the notes occurs and is continuing (other than an Event of Default specified in the last bullet immediately above, which shall result in an automatic acceleration), then, in every case, the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal amount of all of the notes to be due and payable immediately by written notice thereof to us (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of outstanding notes may rescind and annul the declaration and its consequences if:

•

we or the Guarantor shall have deposited with the trustee all required payments of the principal of, and premium, if any, and interest on, the notes, plus certain fees, expenses, disbursements and advances of the trustee; and

•

all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof), or premium, if any, and interest on, the notes, have been cured or waived as provided in the Indenture.

The Indenture also provides that the holders of not less than a majority in principal amount of the outstanding notes may waive any past default with respect to the notes and its consequences, except a default:

•

in the payment of the principal of, and premium, if any, and interest on, the notes (provided, however, that the holders of a majority in principal amount of the outstanding notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration); or

•	in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each outstanding note affected thereby.

The trustee will be required to give notice to the holders of the notes within 90 days of a default with respect to the notes actually known to the trustee under the Indenture unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of the notes of any default with respect to the notes (except a default in the payment of the principal of, and premium, if any, and interest on, the notes) if the trustee considers such withholding to be in the interest of the holders of notes.

The Indenture provides that no holder of the notes may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default with respect to the notes from the holders of not less than 25% in principal amount of the outstanding notes, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of the notes from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on, the notes at the respective due dates thereof. A holder of notes may not use the Indenture to prejudice the rights of another holder of notes or to obtain a preference or priority over another holder of notes, except in the manner provided therein and for the equal and ratable benefit of all holders of notes.

Subject to provisions in the Indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of the notes then outstanding under the Indenture, unless the holders of notes shall have offered to the trustee security or indemnity reasonably satisfactory to it. The holders of a majority in principal amount of the outstanding notes (or of all the notes then outstanding under the Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the Indenture, or which the trustee determines would involve the trustee in personal liability.

Within 120 days after the close of each fiscal year, we and the Guarantor must deliver an officers’ certificate certifying to the trustee whether or not the signing officers have knowledge of any default under the Indenture and, if so, specifying each default and the nature and status thereof.

Modification, Waiver and Meetings

Modifications and amendments of the Indenture with respect to the notes will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding notes; provided, however, that no modification or amendment may, without the consent of each holder affected:

•	reduce the amount of the notes whose holders must consent to an amendment or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on the notes;

•	reduce the principal of, or premium, if any, on, or change the fixed maturity of, the notes;

•

waive a default in the payment of the principal of, or premium, if any, or interest on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or premium, if any, or interest on, the notes payable in currency other than that stated in the notes;

•

make any change to certain provisions of the Indenture relating to, among other things, the right of holders of the notes to receive payment of the principal of, or premium, if any, or interest on, the notes and to institute suit for the enforcement of any such payment and to waivers or amendments;

•	waive a redemption payment with respect to the notes; or

•	release the Guarantor as a guarantor of the notes other than as provided in the Indenture or modify the guarantee in any manner adverse to the holders of the notes.

Notwithstanding the foregoing, modifications and amendments of the Indenture with respect to the notes will be permitted to be made by us and the trustee without the consent of any holder of the notes for any of the following purposes:

•	to cure any ambiguity, defect or inconsistency in the Indenture; provided that this action shall not adversely affect the interests of holders of the notes in any material respect;

•	to evidence a successor to us as obligor or the Guarantor as guarantor under the Indenture with respect to the notes;

•	to make any change that does not adversely affect the interests of the holders of any notes then outstanding;

•	to provide for the issuance of additional notes in accordance with the limitations set forth in the Indenture;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the Indenture by more than one trustee;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

•	to reflect the release of the Guarantor, as guarantor, in accordance with the provisions of the Indenture;

•	to secure the notes;

•	to add guarantors with respect to the notes; and

•

to conform the text of the Indenture, any guarantee or the notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, such guarantee or the notes (as certified in an officers’ certificate).

In determining whether the holders of the requisite principal amount of outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of notes, the Indenture provides that notes owned by us or the Guarantor or any other obligor upon the notes or any affiliate of ours or the Guarantor or any of the other obligors shall be disregarded.

The Indenture contains provisions for convening meetings of the holders of notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by us or the Guarantor or the holders of at least 10% in principal amount of the outstanding notes, in any case upon notice given as provided in the Indenture. Except for any consent that must be given by the holder of each note affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding notes; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding notes. Any resolution passed or decision taken at any meeting of holders of notes duly held in accordance with the Indenture will be binding on all holders of the notes. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be holders holding or representing a majority in principal amount of the outstanding notes; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding notes, holders holding or representing the specified percentage in principal amount of the outstanding notes will constitute a quorum.

Notwithstanding the foregoing provisions, any action to be taken at a meeting of holders of the notes with respect to any action that the Indenture expressly provides may be taken by the holders of a specified percentage which is less than a majority in principal amount of the outstanding notes may be taken at a meeting at which a quorum is present by the affirmative vote of holders of the specified percentage in principal amount of the outstanding notes.

Book-Entry, Delivery and Form

The notes will be represented by one or more global notes that will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., the nominee of DTC.

DTC has advised us and the underwriters that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities of its participating organizations, or participants, and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants. Neither we nor the trustee have any liability or responsibility for the action or inaction of DTC or any other depository or clearing house.

Unless and until it is exchanged in whole or in part for certificated debt securities in definitive form, a Global Note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary.

A further description of DTC’s procedures with respect to the notes is set forth below under the heading “Book-Entry, Delivery and Form.”

Clearstream

Clearstream Banking, société anonyme (“Clearstream”) is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.

Euroclear

The Euroclear System (“Euroclear”) was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./ N.V. (the “Euroclear Operator”) under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking Commission.

Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.

Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When the notes are to be transferred from the account of a DTC participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive the notes against payment. After settlement, Clearstream or Euroclear will credit the Clearstream Participant’s or Euroclear Participant’s account, as applicable. Credit for the notes will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending the notes to the relevant U.S. agent acting for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to a DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream Participant or Euroclear Participant wishes to transfer the notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear Participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear Participant’s account will instead be valued as of the actual settlement date.

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.

Notices

Except as otherwise provided in the Indenture, notices to holders of the notes will be given by mail to the addresses of holders of the notes as they appear in the note register; provided that notices given to holders holding the notes in book-entry form may be given through the facilities of DTC or any successor depository.

Defeasance of Notes and Certain Covenants in Certain Circumstances

Legal Defeasance

The Indenture provides that we may be discharged from any and all obligations in respect of the notes (except for certain obligations to register the transfer or exchange of the notes, to replace stolen, lost or mutilated notes, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of cash in U.S. dollars and/or U.S. Government Obligations (as defined below) that, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, and premium, if any, and interest, if any, on, the notes on the stated maturity of those payments in accordance with the terms of the Indenture and the notes.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

“U.S. Government Obligations” means securities which are direct obligations of, or guaranteed by, The United States of America for the payment of which its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depositary receipt.

Defeasance of Certain Covenants

The Indenture provides that upon compliance with certain conditions:

•	we may omit to comply with certain covenants set forth in the Indenture, and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the notes, or covenant defeasance.

The conditions include:

•	irrevocably depositing with the trustee cash in U.S. dollars and/or U.S. Government Obligations that, through the payment of principal and interest in accordance with their terms, will provide cash in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, and premium, if any, and interest, if any, on, the notes on the stated maturity of those payments in accordance with the terms of the Indenture and the notes, and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default

In the event we exercise our option to effect covenant defeasance with respect to the notes and the notes are declared due and payable because of the occurrence of any event of default, the amount of cash in U.S. dollars and/or U.S. Government Obligations on deposit with the trustee may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from the event of default. In such a case, we would remain liable for those payments.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

•	either:

•

all notes that have been authenticated and delivered (other than notes that have been destroyed, lost or stolen or destroyed and that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid) to the trustee for cancellation; or

•

all notes that have not been delivered to the trustee for cancellation (i) have become due and payable by reason of sending a notice of redemption or otherwise; (ii) will become due and payable at their stated maturity within one year; (iii) have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense; or (iv) are deemed paid and discharged as set forth under the caption “—Defeasance of Notes and certain Covenants in Certain Circumstances—Legal Defeasance”; and we, in case of (i), (ii) or (iii), have irrevocably deposited or caused to be deposited with the trustee in trust cash in U.S. dollars and/or U.S. Government Obligations that, through the payment of principal and interest in accordance with their terms, will provide cash sufficient to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal of, and premium, if any, and interest, if any, on, the notes to the date of maturity or redemption, as the case may be, accordance with the terms of the Indenture and the notes;

•	we have paid or caused to be paid all sums payable by it under the Indenture; and

•	we have delivered to the trustee any deliverables required under the Indenture.

Governing Law

The Indenture is governed by, and construed in accordance with, the laws of the State of New York, and once issued the notes and the guarantee will be as well.

Same-Day Settlement and Payment

Settlement for the notes will be made by the purchasers in immediately available funds. All payments of principal of, and premium, if any, and interest, if any, on, the notes will be made by us in immediately available funds or the equivalent, so long as DTC continues to make its Same-Day Funds Settlement System available to us.

No Personal Liability

Except as provided in the Indenture, no past, present or future trustee, director, officer, employee, stockholder, member, manager or partner of ours or the Guarantor or any successor to us or the Guarantor will have any liability for any of our or the Guarantor’s obligations under the notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting the notes waives and releases all such liability. The waiver and release are part of the consideration for the issue of the notes.

Trustee

U.S. Bank National Association will be the trustee, registrar and paying agent. Under the Indenture, the trustee may resign or be removed with respect to the notes, and a successor trustee may be appointed to act with respect to the notes. If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee, subject to the terms of the Indenture, will become obligated to exercise any of its powers under the Indenture at the request of any of the holders of the notes only after those holders have offered the trustee indemnity satisfactory to it. If an event of default occurs and is continuing and the trustee becomes one of a creditor of ours or the Guarantor, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us and the Guarantor. If, however, an event of default occurs and is continuing and the trustee acquires any conflicting interest, it must eliminate that conflict or resign.

Additional Information

You may request copies of the Indenture and the form of the notes from us.

BOOK-ENTRY, DELIVERY AND FORM

The certificates representing the notes will be issued in fully registered form without interest coupons.

Global Notes

We expect that, pursuant to procedures established by DTC, (i) upon the issuance of the global notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such global notes to the respective accounts of persons who have accounts with such depositary (“participants”) and (ii) ownership of beneficial interests in the global notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the underwriters and ownership of beneficial interests in the global notes will be limited to participants or persons who hold interests through participants. Holders may hold their interests in the global notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

So long as DTC or its nominee is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the indenture. No beneficial owner of an interest in the global notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the indenture with respect to the Notes.

Payments of the principal of, and premium (if any) and interest on, the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

We expect that DTC or its nominee, upon receipt of any payment of principal of, and premium (if any) and on, the global notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers, registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a Certificated Security (as defined below) for any reason, including to sell notes to persons in states that require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in a global note, in accordance with the normal procedures of DTC and with the procedures set forth in the indenture.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC will exchange the applicable global notes for Certificated Securities, which it will distribute to its participants.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York banking law, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity, corporate and municipal debt issues that participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates.

Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to indirect participants such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers or interests in the global notes among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

A global note is exchangeable for certificated notes in fully registered form without interest coupons (“Certificated Securities”) only in the following limited circumstances:

•	DTC notifies the Company that it is unwilling or unable to continue as depositary for the global note and the Company fails to appoint a successor depositary within 90 days of such notice, or

•	there shall have occurred and be continuing an Event of Default with respect to the notes.

Certificated Securities may be exchanged for beneficial interests in Global Notes.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the notes will be limited to such extent.

SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

For a discussion of certain material U.S. federal income tax considerations regarding us and an investment in the notes offered hereby, please see Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on February 22, 2019 (the “February 22, 2019 Form 8-K”) which was filed pursuant to Item 8.01 of Form 8-K. The February 22, 2019 Form 8-K (including Exhibit 99.1 thereto) is incorporated by reference in this prospectus supplement and the accompanying prospectus and supersedes and replaces, in its entirety, the discussion under the heading “Federal Income Tax Considerations” in the Form 8-K filed with the SEC on November 13, 2018 and the accompanying prospectus and the related registration statement on Form S-3 (File Nos. 333-220618 and 333-220618-01) filed by us with the SEC on September 25, 2017. The February 22, 2019 Form 8-K may be obtained as described under “Where You Can Find More Information” in the accompanying prospectus. See “Incorporation By Reference.” Prospective investors in the notes offered hereby should consult their tax advisors regarding the U.S. federal income and other tax considerations to them of the acquisition, ownership and disposition of the notes offered by this prospectus supplement and the accompanying prospectus. Prospective investors should also carefully review the discussion appearing in Exhibit 99.1 to the February 22, 2019 Form 8-K, as well as the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus, before acquiring any of the notes offered by this prospectus supplement and the accompanying prospectus.

UNDERWRITING

We and the underwriters for the offering named below, for whom Wells Fargo Securities, LLC and J.P. Morgan Securities LLC are acting as representatives, have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally, and not jointly, agreed to purchase the amount of notes indicated in the following table.

Underwriters	Principal Amount of Notes
Wells Fargo Securities, LLC	$
J.P. Morgan Securities LLC

Total	$

The underwriters are committed to take and pay for all of the notes being offered, if any are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a price that represents a concession not in excess of     % of the principal amount of the notes. The underwriters may allow, and these dealers may re-allow, a concession of not more than     % of the principal amount of the notes to other dealers. After the notes are released for sale, the underwriters may change the offering price and the other selling terms.

The notes are a new issue of securities with no established trading market. We do not intend to list the notes on any national securities exchange or have the notes quoted on any automated dealer quotation system. We have been advised by the underwriters that the underwriters intend to make a market in the notes after the completion of this offering but are not obligated to do so and may discontinue market making at any time without notice to or the consent of existing noteholders. No assurance can be given as to the development, maintenance or liquidity of any trading market for the notes.

In connection with this offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

The Company and our operating partnership have each agreed that it will not offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by it and having a tenor of more than one year until the settlement of the notes without the prior written consent of the representatives.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments they are required to make in respect thereof.

We expect that the delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the                  business day following the date of this prospectus supplement (the settlement cycle being referred to as “T+        ”). Under Rule 15c6-1 of the SEC promulgated under the Exchange Act trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise at the time of the trade. Accordingly, purchasers who wish to trade the notes prior to the second business day preceding the closing date for the notes will be required, by virtue of the fact that the notes initially will settle in T+        , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own adviser.

We estimate that our share of the total expenses of this offering, excluding the underwriting discount, will be approximately $            .

Other Relationships

Affiliates of certain of the underwriters in this offering are lenders and, in certain cases, agents under our operating partnership’s revolving credit facility, term loan facility and/or delayed draw term loan facility. To the extent that our operating partnership uses a portion of the net proceeds it receives from this offering to repay borrowings outstanding under its revolving credit facility, term loan facility and/or delayed draw term loan facility, such affiliates of the applicable underwriters will receive their proportionate share of any amount that is repaid with the net proceeds we receive from this offering.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain others of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Prohibition of Sales to EEA Retail Investors

The notes may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:

(a)    the expression “retail investor” means a person who is one (or more) of the following:

(i)    a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)    a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)    not a qualified investor as defined in the Prospectus Directive; and

(b)    the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to our operating partnership or the Company.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O and no advertisement, invitation or document relating to the notes may be issued or has been or may be in the possession of any person for the purpose of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (“SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is: (a) a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or (b) a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the notes except: (1) to an Institutional Investor, Accredited Investor, or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust); (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, our operating partnership has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

Notice to Prospective Investors in the United Arab Emirates

This prospectus supplement and the accompanying prospectus have not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE (the “SCA”), the Dubai Financial Services Authority (the “DFSA”), or any other relevant licensing authority in the UAE. The offer of the notes does not constitute a public offer of securities in the UAE in accordance with relevant laws of the UAE, in particular, the Commercial Companies Law, Federal law No. 8 of 1984 (as amended), SCA Resolution No.(37) of 2012 or otherwise. Accordingly, the notes may not be offered to the public in the UAE (including the Dubai International Financial Centre).

This prospectus supplement and the accompanying prospectus are strictly private and confidential and are being issued to a limited number of institutional and individual investors:

•	who qualify as sophisticated investors;

•

upon their request and confirmation that they understand that the notes have not been approved or licensed by or registered with the UAE Central Bank, the SCA, DFSA or any other relevant licensing authorities or governmental agencies in the UAE; and

•	must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose.

Each underwriter represents and warrants that it has not and will not offer, sell, transfer or deliver the notes to the public in the UAE (including the Dubai International Financial Centre).

LEGAL MATTERS

Certain legal matters, including certain tax matters and the validity of the notes to be issued and sold in this offering, will be passed upon for us by Latham & Watkins LLP, Los Angeles, California, certain legal matters under Maryland law will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland, and certain legal matters under Delaware law will be passed upon for us by Richards, Layton & Finger, P.A., Wilmington, Delaware. Sidley Austin LLP, New York, New York will act as counsel to the underwriters.

EXPERTS

The consolidated financial statements of Spirit Realty Capital, Inc. and Spirit Realty, L.P. appearing in Spirit Realty Capital, Inc.’s and Spirit Realty, L.P.’s Annual Report (Form 10-K) for the year ended December 31, 2018 (including schedules appearing therein), and the effectiveness of Spirit Realty Capital, Inc.’s internal control over financial reporting as of December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in this prospectus supplement, the accompanying prospectus or a document which is incorporated by reference in this prospectus supplement or the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement, or information that we later file with the SEC, modifies or replaces such statement. We incorporate by reference the following documents we filed with the SEC:

•	our and our operating partnership’s Annual Report on Form 10-K for the year ended December 31, 2018;

•	our and our operating partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019;

•

our and our operating partnership’s Current Reports on Form 8-K filed on January 14, 2019, February  14, 2019, February 22, 2019, February  22, 2019, April 29, 2019, May 7, 2019 and June 3, 2019 (solely with respect to Items 1.02 and 8.01) and our Current Report on Form 8-K filed on May 10, 2019; and

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2019.

We are also incorporating by reference any additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement and the accompanying prospectus until the termination of the offering described in this prospectus supplement and the accompanying prospectus. We are not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed above or filed in the future, that are deemed to have been “furnished to,” rather than “filed” with the SEC or any information or related exhibits furnished pursuant to Items 2.02 or 7.01 of Form 8-K, or any exhibits filed pursuant to Item 9.01 of Form 8-K that are not deemed “filed” with the SEC.

To receive a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including exhibits, if they are specifically incorporated by reference in the documents, call or write Spirit Realty Capital, Inc., 2727 North Harwood Street, Suite 300, Dallas, Texas 75201, Attention: Secretary (telephone (972) 476-1900).

PROSPECTUS

Spirit Realty Capital, Inc.

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Rights

Units

Guarantees of Debt Securities

Spirit Realty, L.P.

Debt Securities

Spirit Realty Capital, Inc. may, from time to time, offer and sell shares of common stock, shares of preferred stock, debt securities, depositary shares, warrants, purchase contracts, rights and units, and, unless otherwise described in the applicable prospectus supplement. Spirit Realty, L.P. may, from time to time, offer and sell debt securities, and, unless otherwise described in the applicable prospectus supplement, Spirit Realty Capital, Inc. may guarantee the principal of, and premium (if any) and interest on, any such debt securities.

We refer to the debt securities and the guarantees thereof, shares of common stock, shares of preferred stock, depositary shares, warrants, purchase contracts, rights and units of Spirit Realty Capital, Inc. and to the debt securities of Spirit Realty, L.P. registered hereunder collectively as the “offered securities” in this prospectus.

The specific terms of the offered securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and may include limitations on actual or constructive ownership and restrictions on transfer of the offered securities, in each case as may be appropriate to preserve our status as a real estate investment trust, or REIT, for federal income tax purposes.

The applicable prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the offered securities covered by such prospectus supplement.

The offered securities may be offered directly, through agents we may designate from time to time or by, to or through underwriters or dealers. The offered securities also may be offered by securityholders, if so provided in a prospectus supplement hereto. We will provide specific information about any selling securityholders in one or more supplements to this prospectus. If any agents or underwriters are involved in the sale of any of the offered securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in, or will be calculable from the information set forth in, the applicable prospectus supplement. See “Plan of Distribution.” No offered securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of offered securities.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “SRC.” On September 22, 2017, the last reported sales price of our common stock on the NYSE was $8.44 per share.

Before you invest in the offered securities, you should consider the risks discussed in “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered securities or passed upon the accuracy or completeness of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated September 25, 2017

You should rely only on the information contained in this prospectus, the applicable prospectus supplement and in any document incorporated by reference. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and the applicable prospectus supplement are not an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and the applicable prospectus supplement are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus and the applicable prospectus supplement is correct on any date after the date of this prospectus or the date of the applicable prospectus supplement even though this prospectus and the applicable prospectus supplement are delivered or securities are sold pursuant to this prospectus and the applicable prospectus supplement at a later date. Since the date of this prospectus and the date of the applicable prospectus supplement, our business, financial condition, results of operations and prospects may have changed.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC. We may sell any of the offered securities described in this prospectus, or any combination thereof, in one or more offerings. This prospectus sets forth certain terms of the offered securities.

Each time we offer securities, we will attach a prospectus supplement to this prospectus. The prospectus supplement will contain the specific description of the terms of such offering. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained in this prospectus.

It is important for you to read and consider all information contained in this prospectus and the applicable prospectus supplement in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Where You Can Find More Information” in this prospectus.

Spirit Realty Capital, Inc. is a Maryland corporation organized to qualify as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, and operates its business through its consolidated subsidiary, Spirit Realty, L.P., a Delaware limited partnership. In this prospectus, unless otherwise indicated or unless the context requires otherwise, references to “our company,” “we,” “us” or “our” mean Spirit Realty Capital, Inc. together with its consolidated subsidiaries, including Spirit Realty, L.P., and references to “our operating partnership” mean Spirit Realty, L.P.

OUR COMPANY

We are a self-administered and self-managed REIT with in-house capabilities, including acquisition, portfolio management, asset management, credit research, real estate research, legal, finance and accounting and capital markets. We primarily invest in single-tenant, operationally essential real estate assets throughout the United States, which are generally acquired through strategic sale-leaseback transactions and subsequently leased on long-term, triple-net basis to high quality tenants with business operations within predominantly retail, but also office and industrial property types. Single-tenant, operationally essential real estate consists of properties that are generally free-standing, commercial real estate facilities where our tenants conduct activities that are essential to the generation of their sales and profits. In support of our primary business of owning and leasing real estate, we have also strategically originated or acquired long-term, commercial mortgage and other loans to provide a range of financing solutions to our tenants.

Our operations are primarily carried out through our operating partnership and its subsidiaries. Spirit General OP Holdings, LLC, one of our wholly-owned subsidiaries, is the sole general partner of our operating partnership and owns approximately 1.0% of our operating partnership. We and one of our wholly-owned subsidiaries are the only limited partners of, and together own the remaining 99.0% interest in, our operating partnership.

Our outstanding common stock is listed on the NYSE under the symbol “SRC.”

Our principal executive offices are located at 2727 N. Harwood Street, Suite 300, Dallas, Texas 75201. Our telephone number is (972) 476-1900. Our web site is www.spirtirealty.com. Information contained in or that can be accessed through our web site is not part of, and is not incorporated into, this prospectus. The foregoing information about us is only a general summary and is not intended to be comprehensive. For additional information about us, you should refer to the information under “Where You Can Find More Information” in this prospectus.

RISK FACTORS

Investment in the offered securities involves risks. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement or any free writing prospectus that we may prepare in connection with the offered securities, including, without limitation, the risks of an investment in our company under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in the most recent Annual Report on Form 10-K of Spirit Realty Capital, Inc. and Spirit Realty, L.P., and subsequent Quarterly Reports on Form 10-Q of Spirit Realty Capital, Inc. and Spirit Realty, L.P., incorporated into this prospectus and the applicable prospectus supplement by reference, as updated in our subsequent filings with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations, funds from operations and prospects and might cause you to lose all or a part of your investment in the offered securities.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

Our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred dividends for the periods indicated are as follows (in thousands, except ratios):

	For Six Months Ended June 30, 2017	For Year Ended December 31,
		2016	2015	2014		2013		2012
Ratios of Earnings to Fixed Charges(1)	1.05x	1.23x	1.11x	—	(2)	—	(3)	—	(4)
Ratios of Earnings to Combined Fixed Charges and Preferred Dividends(1)	1.05x	1.23x	1.11x	—	(2)	—	(3)	—	(4)

(1)

In July 2013, Spirit Realty Capital, Inc. merged with and into Cole Credit Property Trust II, Inc., with Cole Credit Property Trust II, Inc. surviving the merger and being renamed Spirit Realty Capital, Inc., and Cole Operating Partnership II, LP merged with and into Spirit Realty, L.P., with Spirit Realty, L.P. continuing as the surviving partnership. The merger was accounted for as a reverse acquisition using the acquisition method of accounting, with pre-merger Spirit Realty Capital, Inc. as the accounting acquirer. As a result, the historical financial information for the periods prior to the merger is that of pre-merger Spirit Realty Capital, Inc.

(2)	For the year ended December 31, 2014, earnings were insufficient to cover both fixed charges and fixed charges and preferred dividends by $50,186 million.
(3)	For the year ended December 31, 2013, earnings were insufficient to cover both fixed charges and fixed charges and preferred dividends by $32,054 million.
(4)	For the year ended December 31, 2012, earnings were insufficient to cover both fixed charges and fixed charges and preferred dividends by $72,011 and $72,074, respectively.

Because Spirit Realty Capital, Inc., directly or indirectly through wholly-owned subsidiaries, owns 100% interest in Spirit Realty, L.P., the ratios of earnings to combined fixed charges are the same for Spirit Realty Capital, Inc. and Spirit Realty, L.P. Our ratios of earnings to combined fixed charges are computed by dividing earnings by the sum of fixed charges. Our ratios of earnings to fixed charges and preferred dividends are computed by dividing earnings by the sum of fixed charges and preferred dividends. For these purposes, “earnings” consist of pre-tax net loss from continuing operations plus fixed charges. “Fixed charges” consist of interest costs, amortization of deferred financing costs and discounts and premiums related to indebtedness. Interest income is not included in this computation.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to loan or contribute the net proceeds from any sale of offered securities by us to our operating partnership. Our operating partnership will use the net proceeds from us or from any sale of offered securities by it for general business and working capital purposes, including the repayment of indebtedness or potential future acquisitions. Net proceeds from the sale of any offered securities initially may be temporarily invested in interest-bearing accounts and short-term, interest-bearing securities that are consistent with our intention to continue to qualify as a REIT for federal income tax purposes. Further details regarding the use of net proceeds from the sale of any offered securities will be set forth in the applicable prospectus supplement. We will not receive any proceeds from sales of securities by selling securityholders, if any, pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock. For a complete description, you are urged to review in their entirety our charter and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and applicable Maryland law. See “Where You Can Find More Information.”

General

Our charter authorizes us to issue 750,000,000 shares of common stock, $0.01 par value per share, and 20,000,000 shares of preferred stock, $0.01 par value per share. Our board of directors has the power, without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series we are authorized to issue. As of September 22, 2017, there were 455,900,032 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding.

Under Maryland law, our stockholders generally are not liable for our debts or obligations solely as a result of their status as stockholders.

Common Stock

All shares of our common stock offered by this prospectus will, upon the receipt by us of the consideration therefor, be duly authorized, fully paid and nonassessable. Stockholders are entitled to receive dividends when, as and if authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. Stockholders are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of, or adequate provision for, all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on ownership and transfer of our stock.

Subject to our charter restrictions on ownership and transfer of our stock, each outstanding share of our common stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, our common stockholders will possess exclusive voting power. Our bylaws provide for the election of directors, in uncontested elections, by a majority of the votes cast. In contested elections, the election of directors shall be by a plurality of the votes cast. Cumulative voting in the election of directors is not permitted. This means that the holders of a majority of the outstanding shares of our common stock can effectively elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Our common stockholders have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our capital stock. Our charter provides that our stockholders generally have no appraisal rights unless our board of directors determines prospectively that appraisal rights will apply to one or more transactions in which our common stockholders would otherwise be entitled to exercise such rights. Subject to our charter restrictions on ownership and transfer of our stock, holders of shares of our common stock will initially have equal dividend, liquidation and other rights.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval of these matters by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on such matter, except that the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on such matter is required to amend the provisions of our charter relating to the removal of directors, which also requires two-thirds of all votes entitled to be cast on the matter, and to amend the provisions of our charter relating to the vote required to amend the removal provisions. Maryland law also permits a corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity all of the equity interests of which are owned, directly or indirectly, by the corporation. Because our operating assets may be held by our operating partnership or its wholly owned subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of stock, to establish the designation and number of shares of each such class or series and to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each such class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for our common stock or that our common stockholders otherwise believe to be in their best interests.

Preferred Stock

Under the terms of our charter, our board of directors is authorized to classify any unissued shares of our preferred stock and to reclassify any previously classified but unissued shares of preferred stock into other classes or series of stock. Before the issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each class or series. No shares of our preferred stock are outstanding.

Power to Issue Additional Shares of Common Stock and Preferred Stock

We believe that the power to issue additional shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without action by our stockholders, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our stock may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for our common stock or that our common stockholders otherwise believe to be in their best interest. In addition, our issuance of additional shares of stock in the future could dilute the voting and other rights of your shares. See “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws.”

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year on the date and at the time and place set by our board of directors. Special meetings of stockholders may be called by our board of directors, the chairman of our board of directors, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders must be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of the votes entitled to be cast at such meeting who have requested the special meeting in accordance with the procedures set forth in, and provided the information and certifications required by, our bylaws. The presence at a meeting, either in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting of stockholders will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a plurality of the votes cast at a meeting at which a quorum is present is sufficient to elect a director in a contested election and a majority of the votes entitled to be cast is required to approve certain extraordinary matters such as mergers, certain amendments to our charter or the sale of all or substantially all of our assets. Cumulative voting of shares is not permitted.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock (taking into account certain options to acquire shares of stock) may be owned, directly or through certain constructive ownership rules by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) at any time during the last half of a taxable year.

Our charter contains restrictions on the ownership and transfer of our stock that are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock or 9.8% in value of the aggregate of the outstanding shares of all classes and series of our stock, in each case excluding any shares of our stock that are not treated as outstanding for federal income tax purposes. We refer to each of these restrictions as an “ownership limit” and collectively as the “ownership limits.” A person or entity that would have acquired actual, beneficial or constructive ownership of our stock but for the application of the ownership limits or any of the other restrictions on ownership and transfer of our stock discussed below is referred to as a “prohibited owner.” For purposes of this provision, we will not include a “group” as that term is used for purposes of Rule 13d-5(b) or Section 13(d)(3) of the Exchange Act in the definition of “person.”

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our common stock) by an individual or entity could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock and thereby violate the applicable ownership limit.

Our charter provides that our board of directors, subject to certain limits including the directors’ duties under applicable law, may retroactively exempt and shall prospectively exempt a person from either or both of the ownership limits and, if necessary, establish a different limit on ownership for such person if it determines that such exemption could not cause or permit:

•	five or fewer individuals to actually or beneficially own more than 49% in value of the outstanding shares of all classes or series of our stock; or

•	us to own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned in whole or in part by us).

As a condition of the exception, our board of directors may require an opinion of counsel or a ruling from the Internal Revenue Service, or the IRS, in either case in form and substance satisfactory to our board of directors, in its sole and absolute discretion, in order to determine or ensure our status as a REIT and such representations, covenants and/or undertakings as are necessary or prudent to make the determinations above. Notwithstanding the receipt of any ruling or opinion, our board of directors may impose such conditions or restrictions as it deems appropriate in connection with such an exception.

In connection with a waiver of an ownership limit or at any other time, our board of directors may, in its sole and absolute discretion, increase or decrease one or both of the ownership limits for one or more persons, except that a decreased ownership limit will not be effective for any person whose actual, beneficial or constructive ownership of our stock exceeds the decreased ownership limit at the time of the decrease until the person’s actual, beneficial or constructive ownership of our stock equals or falls below the decreased ownership limit, although any further acquisition of our stock will violate the decreased ownership limit. Our board of directors may not increase or decrease any ownership limit if the new ownership limit would allow five or fewer persons to actually or beneficially own more than 49% in value of our outstanding stock or could cause us to be “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT.

Our charter further prohibits:

•

any person from actually, beneficially or constructively owning shares of our stock that could result in us being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT (including, but not limited to, actual, beneficial or constructive ownership of shares of our stock that could result in us owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income we derive from such tenant, taking into account our other income that would not qualify under the gross income requirements of Section 856(c) of the Code, would cause us to fail to satisfy any the gross income requirements imposed on REITs); and

•

any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire actual, beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of our stock described above must give written notice immediately to us or, in the case of a proposed or attempted transaction, provide us at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.

The ownership limits and other restrictions on ownership and transfer of our stock described above will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

Pursuant to our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors, or could result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable beneficiaries selected by us. The prohibited owner will have no rights in shares of our stock held by the trustee. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer of our stock, then the transfer of the number of shares that otherwise would cause any person to violate the above restrictions will be void and of no force or effect and the intended transferee will acquire no rights in the shares. Pursuant to our charter, if any transfer of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), then any such purported transfer will be void and of no force or effect and the intended transferee will acquire no rights in the shares.

Our charter provides that shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer of the shares to the trust (or, in the event of a gift, devise or other such transaction, the last sale price reported on the NYSE on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (2) the last sale price reported on the NYSE on the date we accept, or our designee accepts, such offer. We must reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee and pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or persons designated by the trustee who could own the shares without violating the ownership limits or other restrictions on ownership and transfer of our stock. Upon such sale, the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value in connection with the transfer or other event that resulted in the transfer to the trust (e.g., a gift, devise or other such transaction), the last sale price reported on the NYSE on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee must reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of our stock have been transferred to the trustee, such shares of stock are sold by a prohibited owner, then our charter provides that such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount shall be paid to the trustee upon demand.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Our charter provides that prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to such shares, and may exercise all voting rights with respect to such shares for the exclusive benefit of the charitable beneficiary.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee may, at the trustee’s sole discretion:

•	rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

•	recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

If our board of directors determines in good faith that a proposed transfer or other event has taken place that violates the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors may take such action as it deems advisable in its sole discretion to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock that the owner actually or beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we request in order to determine the effect, if any, of the person’s actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits and the other restrictions on ownership and transfer of our stock set forth in our charter. In addition, any person that is an actual, beneficial owner or constructive owner of shares of our stock and any person (including the stockholder of record) who is holding shares of our stock for an actual, beneficial owner or constructive owner must, on request, disclose to us in writing such information as we may request in good faith in order to determine our status as a REIT and comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing shares of our stock will bear a legend referring to the restrictions on ownership and transfer of our stock described above.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock that our stockholders believe to be in their best interest.

Transfer Agent and Registrar

The transfer agent and registrar for shares of our common stock is American Stock Transfer & Trust Company, LLC.

Stock Exchange Listing

Our common stock is listed on the NYSE under the symbol “SRC.”

DESCRIPTION OF DEBT SECURITIES

As used in this section only, references to “we,” “our” and “us” refer either to Spirit Realty Capital, Inc. or Spirit Realty, L.P., as the case may be, as the issuer of the applicable series of debt securities and not to any subsidiaries, unless the context requires otherwise. The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and Wilmington Trust, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of the board of directors of Spirit Realty Capital, Inc. (with respect to debt securities of Spirit Realty Capital, Inc.) or the board of managers of Spirit General OP Holdings, LLC (with respect to debt securities of Spirit Realty, L.P.) and set forth or determined in the manner provided in such resolution, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	whether the issuer of the debt securities is Spirit Realty Capital, Inc. or Spirit Realty, L.P.;

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving entity or the successor person (if other than Spirit Realty Capital, Inc. or Spirit Realty, L.P.) is an entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Guarantees

Unless otherwise described in the applicable prospectus supplement, the debt securities issued by Spirit Realty, L.P. will be fully and unconditionally guaranteed by Spirit Realty Capital, Inc. These guarantees will be joint and several obligations of the guarantor. If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, will be executed by the guarantor. The obligations of the guarantor under the guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the guarantee will be set forth in the applicable prospectus supplement.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Spirit Realty Capital, Inc. and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Spirit Realty Capital, Inc.;

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York. (Section 10.10)

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, purchase contracts, rights or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the offered securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the offered securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as the offered securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If the offered securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the offered securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of offered securities will not be entitled to have such securities registered in their names and will not receive physical delivery of such securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of the offered securities take physical delivery of such securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in the offered securities.

DTC may discontinue providing its services as securities depositary with respect to the offered securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of the offered securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Pursuant to our charter and bylaws, the number of directors of our company may be established, increased or decreased only by a majority of our entire board of directors but may not be fewer than the minimum number (which is one) required under the Maryland General Corporation Law, or the MGCL, nor, unless our bylaws are amended, more than 15. The number of directors is currently fixed at eight. Our charter provides that, at such time as we have a class of securities registered under the Exchange Act and at least three independent directors (which we have as of the date of this prospectus), we elect to be subject to a provision of Maryland law requiring that vacancies on our board of directors may be filled only by an affirmative vote of a majority of the remaining directors and that any individual elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Each of our directors will be elected by our common stockholders to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies under the MGCL. Our bylaws provide for the election of directors, in uncontested elections, by a majority of the votes cast. In contested elections, the election of directors shall be by a plurality of the votes cast. Holders of shares of our common stock will have no right to cumulative voting in the election of directors.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has, by board resolution, elected to opt out of the business combination provisions of the MGCL.

We cannot assure you that our board of directors will not opt for us to be subject to such business combination provisions in the future. However, an alteration or repeal of this resolution will not have any effect on any business combinations that have been consummated prior to or upon any agreements existing at the time of such modification or repeal.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to those shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders entitled to exercise or direct the exercise of the voting power in the election of directors generally but excluding: (1) the person who has made or proposes to make the control share acquisition; (2) any officer of the corporation; or (3) any employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the board of directors of the company to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all control share acquisitions by any person of shares of our stock. Our board of directors may amend or eliminate this provision at any time in the future, whether before or after the acquisition of control shares.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

•	a majority requirement for the calling of a special meeting of stockholders.

Our charter provides that, at such time as we become eligible to make a Subtitle 8 election (which we are as of the date of this prospectus), we elect to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require a two-thirds vote for the removal of any director from our board of directors, which removal must be for cause, (2) vest in our board of directors the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws, and (3) require, unless called by the chairman of our board of directors, our president, our chief executive officer or our board of directors, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on a matter at such meeting to call a special meeting. We have opted out of the provision of Subtitle 8 of Title 3 of the MGCL that would have permitted our board of directors to unilaterally divide itself into classes with staggered terms of three years each (also referred to as a classified board) without stockholder approval, and we are prohibited from electing to be subject to such provision of the MGCL unless such election is first approved by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter. We do not currently have a classified board.

Amendments to Our Charter and Bylaws

Our charter generally may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter, except that amendments to the provisions of our charter relating to the removal of directors and the vote required to amend the removal provision may be amended only with the approval of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter. Our board of directors, and our stockholders by the affirmative vote of a majority of votes entitled to be cast on the matter, each have the power to adopt, alter or repeal any provision of our bylaws or to make new bylaws.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders will be held each year at a date and time determined by our board of directors. Special meetings of stockholders may be called by our board of directors, the chairman of our board of directors, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders must be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of the votes entitled to be cast at such meeting who have requested the special meeting in accordance with the procedures set forth in, and provided the information and certifications required by, our bylaws. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•

with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•

by a stockholder who was a stockholder of record both at the time of giving of the notice of the meeting and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in, and provided the information and certifications required by, our bylaws; and

•

with respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the special meeting of stockholders, and nominations of individuals for election to our board of directors may be made only:

•	by or at the direction of our board of directors; or

•

provided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving of the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in, and provided the information and certifications required by, our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors and our stockholders the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The restrictions on ownership and transfer of our stock, the supermajority vote required to remove directors, our election to be subject to the provision of Subtitle 8 vesting in our board of directors the exclusive power to fill vacancies on our board of directors and the stockholder-requested special meeting requirements and advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock or that our common stockholders otherwise believe to be in their best interests. Likewise, if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, or if our board of directors were to elect for us to be subject to the business combination provisions of the MGCL, such provisions of the MGCL could have similar anti-takeover effects.

Limitation of Liability and Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment adverse to the director or officer and is material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking, which may be unsecured, by the director or officer or on the director’s or officer’s behalf to repay the amount paid if it shall ultimately be determined that the standard of conduct has not been met.

Our charter authorizes us to obligate our company and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers that obligate us to indemnify them to the maximum extent permitted by Maryland law as discussed under “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Limitation of Liability and Indemnification of Directors and Officers.” The indemnification agreements provide that, if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of his or her service as a director, officer, employee or agent of our company or as a director, officer, partner, member, manager or trustee of any other foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that he or she is or was serving in such capacity at our request, we must indemnify the director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, to the maximum extent permitted under Maryland law, including in any proceeding brought by the director or executive officer to enforce his or her rights under the indemnification agreement, to the extent provided by the agreement. The indemnification agreements also require us to advance reasonable expenses incurred by the indemnitee within ten days of the receipt by us of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied or preceded by:

•	a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking, which may be unsecured, by the indemnitee or on his or her behalf to repay the amount paid if it shall ultimately be established that the standard of conduct has not been met.

The indemnification agreements also provide for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change of control of us.

Our charter will permit us, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any of our present or former directors or officers who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (2) any individual who, while serving as our director or officer and at our request, serves or has served as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, as discussed under “Certain Provisions of

Maryland Law and of Our Charter and Bylaws—Limitation of Liability and Indemnification of Directors and Officers.”

In addition, our directors and officers are entitled to indemnification pursuant to the terms of the partnership agreement of our operating partnership.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Restrictions on Ownership and Transfer of our Stock

Our charter contains restrictions on the ownership and transfer of our stock that are intended to assist us in continuing to qualify as a REIT. Subject to certain exceptions, our charter provides that no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock, or 9.8% (in value) of the aggregate of the outstanding shares of all classes and series of our stock. For more information regarding these and other restrictions on the ownership and transfer of our stock imposed by our charter, see “Description of Our Capital Stock—Restrictions on Ownership and Transfer.”

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interest to continue to be qualified as a REIT. Our charter also provides that our board of directors may determine that compliance with the restrictions on ownership and transfer of our stock is no longer required for us to qualify as a REIT.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any duty owed by any director, officer or other employee of ours to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the MGCL, our charter or our bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Circuit Court for Baltimore City, Maryland or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, in all cases subject to the court’s having personal jurisdiction over the indispensible parties named as defendants. Our bylaws further provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the exclusive forum provisions of our bylaws.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations regarding our election to be taxed as a REIT and the acquisition, ownership or disposition of our capital stock or debt securities or our operating partnership’s debt securities. Supplemental U.S. federal income tax considerations relevant to holders of the securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. For purposes of this discussion, references to “we,” “our” and “us” mean only Spirit Realty Capital, Inc. and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:

•	the Code;

•	current, temporary and proposed Treasury Regulations promulgated under the Code;

•	the legislative history of the Code;

•	administrative interpretations and practices of the IRS; and

•	court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws, associated with the acquisition, ownership or disposition of our capital stock or debt securities or our operating partnership’s debt securities, or our election to be taxed as a REIT.

You are urged to consult your tax advisor regarding the tax consequences to you of:

•

the acquisition, ownership or disposition of our capital stock or debt securities or our operating partnership’s debt securities, including the U.S. federal, state, local, non-U.S. and other tax consequences;

•	our election to be taxed as a REIT for U.S. federal income tax purposes; and

•	potential changes in applicable tax laws.

Taxation of Our Company

General. We have elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 2005. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify” for potential tax consequences if we fail to qualify as a REIT.

Latham & Watkins LLP has acted as our tax counsel in connection with this prospectus and our election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 2005, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.

Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:

•	First, we will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	Second, we may be required to pay the “alternative minimum tax” on our items of tax preference under some circumstances.

•

Third, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•

Fourth, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

•

Fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•

Sixth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•

Seventh, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

Eighth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•

Ninth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during a period that is generally five years beginning on the date on which we acquired the asset, then we generally will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.

•	Tenth, our subsidiaries that are C corporations, including our “taxable REIT subsidiaries” described below, generally will be required to pay U.S. federal corporate income tax on their earnings.

•

Eleventh, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest,” or “redetermined TRS service income,” as described below under “—Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

•

Twelfth, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our capital stock.

•

Thirteenth, if we fail to comply with the requirement to send annual letters to our stockholders requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)	that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5)	that is beneficially owned by 100 or more persons;

(6)

not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to our capital stock is contained in the discussion in this prospectus under the heading “Description of Capital Stock—Restrictions on Ownership and Transfer.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries. In the case of a REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership’s share of these items of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which it owns an interest is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships and limited liability companies is set forth below in “—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”

We have control of our operating partnership and the subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. We and our operating partnership own interests in companies that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See “—Asset Tests.”

Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property,” dividends from other REITs and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•

The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•

Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

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Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a taxable REIT subsidiary; and

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We generally may not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a taxable REIT subsidiary (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.”

We generally do not intend, and, as the sole owner of the general partner of our operating partnership, we do not intend to permit our operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we generally have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the

Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

To the extent our taxable REIT subsidiaries pay dividends or interest, our allocable share of such dividend or interest income will qualify under the 95%, but not the 75%, gross income test (except to the extent the interest is paid on a loan that is adequately secured by real property).

We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

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following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of Our Company—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income. Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. As the sole owner of the general partner of our operating partnership, we intend to cause our operating partnership to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend, and do not intend to permit our operating partnership or its subsidiary partnerships or limited liability companies, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by our operating partnership or its subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a taxable REIT subsidiary, but such income will be subject to tax at regular U.S. federal corporate income tax rates.

Penalty Tax. Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

We do not believe we have been, and do not expect to be, subject to this penalty tax, although any rental or service arrangements we enter into from time to time may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our taxable REIT subsidiaries.

Asset Tests. At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property and, to a limited extent, personal property), shares (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years (but only for the one-year period beginning on the date the REIT receives such proceeds), debt instruments of publicly offered REITs, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.

Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. From time to time we may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary. We intend that our ownership of any such securities will be structured in a manner that allows us to comply with the asset tests described above.

Fourth, not more than 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. We and our operating partnership own interests in companies that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. So long as each of these companies qualifies as a taxable REIT subsidiary of ours, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of the securities of such companies. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded, and in the future will not exceed, 25% (20% for taxable years beginning after December 31, 2017) of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets, as described above (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property).

The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through any partnership, limited liability company or qualified REIT subsidiary) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership or limited liability company that owns such securities). For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to our operating partnership or as limited partners exercise any redemption/exchange rights. Also, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership or limited liability company), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our operating partnership’s overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our REIT taxable income; and

•	90% of our after-tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.

For these purposes, our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within a period that is generally five years following our acquisition of such asset, as described above under “—General.”

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential limitation will not apply to distributions made by us, provided we qualify as a “publicly offered REIT.” We believe that we are, and expect we will continue to be, a “publicly offered REIT.” To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of our operating partnership authorizes us, as the sole owner of the general partner of our operating partnership, to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock distributions in order to meet the distribution requirements, while preserving our cash.

From time to time, we may distribute interests in other entities to our shareholders. In such a case, and assuming the distribution does not qualify as a tax-free spinoff under the Code, we would generally recognize taxable income equal to the excess, if any, of the value of such interests over our tax basis in such interests, and we would be treated as making a distribution to shareholders equal to the fair market value of such interests.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In that case, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.

For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges. We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Tax Liabilities and Attributes Inherited in Connection with Acquisitions. From time to time, we or our operating partnership may acquire other corporations or entities and, in connection with such acquisitions, we may succeed to the historical tax attributes and liabilities of such entities. For example, if we acquire a C corporation and subsequently dispose of its assets within five years of the acquisition, we could be required to pay the built-in gain tax described above under “—General.” In addition, in order to qualify as a REIT, at the end of any taxable year, we must not have any earnings and profits accumulated in a non-REIT year. As a result, if we acquire a C corporation, we must distribute the corporation’s earnings and profits accumulated prior to the acquisition before the end of the taxable year in which we acquire the corporation. We also could be required to pay the acquired entity’s unpaid taxes even though such liabilities arose prior to the time we acquired the entity.

Moreover, we may from time to time acquire other REITs through a merger or acquisition. If any such REIT failed to qualify as a REIT for any of its taxable years, such REIT would be liable for (and we, as the surviving corporation in the merger or acquisition, would be obligated to pay) U.S. federal income tax on its taxable income at regular rates, and if the merger or acquisition is a transaction in which our tax basis in the assets of such REIT is less than the fair market value of the assets, in each case, determined at the time of the merger or acquisition, we would be subject to tax on the built-in gain on each asset of such REIT as described above if we were to dispose of the asset in a taxable transaction during a period that is generally five years following the merger or acquisition. Moreover, even if such REIT qualified as a REIT at all relevant times, we would similarly be liable for other unpaid taxes (if any) of such REIT (such as the 100% tax on gains from any sales treated as “prohibited transactions” as described above under “—Prohibited Transaction Income”).

Furthermore, after our acquisition of another corporation or entity, the asset and income tests will apply to all of our assets, including the assets we acquire from such corporation or entity, and to all of our income, including the income derived from the assets we acquire from such corporation or entity. As a result, the nature of the assets that we acquire from such corporation or entity and the income we derive from those assets may have an effect on our tax status as a REIT.

Failure to Qualify. If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate distributees may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies

General. All of our investments are held indirectly through our operating partnership. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that we believe are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our operating partnership, including its share of the assets of its subsidiary partnerships and limited liability companies, based on our capital interests in each such entity. See “—Taxation of Our Company.”

Entity Classification. Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that our operating partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Taxation of Our Company—Asset Tests” and “—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of our operating partnership or a subsidiary partnership or limited liability company to a corporation might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe our operating partnership and each of the subsidiary partnerships and limited liability companies are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) generally will determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss of our operating partnership and any subsidiaries that are treated as partnerships for U.S. federal income tax purposes are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

Tax Allocations With Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Our operating partnership may, from time to time, acquire interests in property in exchange for interests in our operating partnership. In that case, the tax basis of these property interests generally will carry over to our operating partnership, notwithstanding their different book (i.e., fair market) value. The partnership agreement requires that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships (including limited liability companies treated as partnerships for U.S. federal income tax purposes) with a choice of several methods of accounting for book-tax differences. Depending on the method we choose in connection with any particular contribution, the carryover basis of each of the contributed interests in the properties in the hands of our operating partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution and (2) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our operating partnership. An allocation described in clause (2) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Taxation of Our Company—Requirements for Qualification as a REIT” and “—Annual Distribution Requirements.”

Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.

Partnership Audit Rules. The Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirectly invest, including our operating partnership, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the U.S. Department of the Treasury. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our capital stock or debt securities or our operating partnership’s debt securities.

Material U.S. Federal Income Tax Consequences to Holders of Our Capital Stock and Debt Securities and Our Operating Partnership’s Debt Securities

The following discussion is a summary of the material U.S. federal income tax consequences to you of acquiring, owning and disposing of our capital stock or debt securities or our operating partnership’s debt securities. This discussion is limited to holders who hold our capital stock or debt securities or our operating partnership’s debt securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, except where specifically noted, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•

persons holding our capital stock or debt securities or our operating partnership’s debt securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	REITs or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our capital stock or debt securities or our operating partnership’s debt securities under the constructive sale provisions of the Code; and

•	persons who hold or receive our capital stock pursuant to the exercise of any employee stock option or otherwise as compensation.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR CAPITAL STOCK OR DEBT SECURITIES OR OUR OPERATING

PARTNERSHIP’S DEBT SECURITIES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our capital stock or debt securities or our operating partnership’s debt securities that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our capital stock or debt securities or our operating partnership’s debt securities that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our capital stock or debt securities or our operating partnership’s debt securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our capital stock or debt securities or our operating partnership’s debt securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

Taxation of Taxable U.S. Holders of Our Capital Stock

Distributions Generally. Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent described in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.

To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares of stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

U.S. holders that receive taxable stock distributions, including distributions partially payable in our capital stock and partially payable in cash, would be required to include the full amount of the distribution (i.e., the cash and the stock portion) as a dividend (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described above. The amount of any distribution payable in our capital stock generally is equal to the amount of cash that could have been received instead of the capital stock. Depending on the circumstances of a U.S. holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. holder would have to pay the tax using cash from other sources. If a U.S. holder sells the capital stock it received in connection with a taxable stock distribution in order to pay this tax and the proceeds of such sale are less than the amount required to be included in income with respect to the stock portion of the distribution, such U.S. holder could have a capital loss with respect to the stock sale that could not be used to offset such income. A U.S. holder that receives capital stock pursuant to such distribution generally has a tax basis in such capital stock equal to the amount of cash that could have been received instead of such capital stock as described above, and has a holding period in such capital stock that begins on the day immediately following the payment date for the distribution.

Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders’ long-term capital gains, based on the allocation of the capital gain amount which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.

Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:

•

include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted tax basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a U.S. holder of our capital stock will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder generally may elect to treat capital gain dividends, capital gains from the disposition of our capital stock and income designated as qualified dividend income, as described in “—Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Capital Stock. Except as described below under “—Redemption or Repurchase by Us,” if a U.S. holder sells or disposes of shares of our capital stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such capital stock for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above under “—Distributions Generally”) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:

•	is “substantially disproportionate” with respect to the U.S. holder,

•	results in a “complete redemption” of the U.S. holder’s stock interest in us, or

•	is “not essentially equivalent to a dividend” with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests has been met, shares of our capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, generally must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares of our capital stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Distributions Generally.” A U.S. holder’s adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the holder’s remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Proposed Treasury Regulations issued in 2009, if enacted in their current form, would affect the basis recovery rules described above. It is not clear whether these proposed regulations will be enacted in their current form or at all. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption or repurchase of our capital stock.

If a redemption or repurchase of shares of our capital stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “—Dispositions of Our Capital Stock.”

Tax Rates. The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” generally is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” generally is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as “capital gain dividends.” In addition, U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

Taxation of Tax-Exempt Holders of Our Capital Stock

Dividend income from us and gain arising upon a sale of shares of our capital stock generally should not be unrelated business taxable income, or UBTI, to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

For tax-exempt holders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, because our common stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Holders of Our Capital Stock

The following discussion addresses the rules governing U.S. federal income taxation of the acquisition, ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address other federal, state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable tax treaty on the acquisition, ownership and disposition of shares of our capital stock, including any reporting requirements.

Distributions Generally. Distributions (including any taxable stock distributions) that are neither attributable to gains from sales or exchanges by us of United States real property interests, or USRPIs, nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied for a non-U.S. holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular graduated rates, in the same manner as dividends paid to U.S. holders are subject to U.S. federal income tax. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

(1) a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or

(2) the non-U.S. holder furnishes an IRS Form W-8ECI (or other applicable documentation) claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s capital stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted tax basis in such capital stock, they generally will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain non-U.S. holders. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests. Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:

(1) the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

(2) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders generally would be taxed at the regular graduated rates applicable to U.S. holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 35% (or 20% to the extent provided in applicable Treasury Regulations) of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our capital stock should be treated with respect to non-U.S. holders as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. holders should consult their tax advisors regarding the taxation of such retained net capital gain.

Sale of Our Capital Stock. Except as described below under “—Redemption or Repurchase by Us,” gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “United States real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our capital stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a United States person unless the REIT has actual knowledge that such person is not a United States person. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”

Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our capital stock, gain realized from the sale or other taxable disposition by a non-U.S. holder of such capital stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:

(1) such class of capital stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

(2) such non-U.S. holder owned, actually and constructively, 10% or less of such class of capital stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.

In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such stock is “regularly traded” and the non-U.S. holder did not own more than 10% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1).

If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not “regularly traded” on an established securities market, the purchaser of such capital stock generally would be required to withhold and remit to the IRS 15% of the purchase price.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “—Taxation of Taxable U.S. Holders of Our Capital Stock—Redemption or Repurchase by Us.” Qualified shareholders and their owners may be subject to different rules, and should consult their tax advisors regarding the application of such rules. If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Taxation of Non-U.S. Holders of Our Capital Stock—Distributions Generally.” If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “—Taxation of Non-U.S. Holders of Our Capital Stock—Sale of Our Capital Stock.”

Taxation of Holders of Our Debt Securities or Our Operating Partnership’s Debt Securities

The following summary describes the material U.S. federal income tax consequences of acquiring, owning and disposing of our debt securities or our operating partnership’s debt securities. This discussion assumes the debt securities will be issued with less than a statutory de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).

U.S. Holders

Payments of Interest. Interest on a debt security generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder’s method of tax accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition. A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss generally will equal the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. holder paid for the debt security. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of such sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

Payments of Interest. Interest paid on a debt security to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding, provided that:

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the non-U.S. holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock, in the case of interest paid on our debt securities, or 10% or more of our operating partnership’s capital or profits, in the case of interest paid on our operating partnership’s debt securities;

•

the non-U.S. holder is not a controlled foreign corporation related to us, in the case of our debt securities, or our operating partnership, in the case of our operating partnership’s debt securities, through actual or constructive stock ownership; and

•

(1) the non-U.S. holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement under penalties of perjury that such holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (3) the non-U.S. holder holds its debt security directly through a “qualified intermediary” (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied.

If a non-U.S. holder does not satisfy the requirements above, such non-U.S. holder will be subject to withholding tax of 30%, subject to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established.

If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.

Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular graduated rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition. A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “—Taxation of Holders of Our Debt Securities or Our Operating Partnership’s Debt Securities—Non-U.S. Holders—Payments of Interest”) unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

U.S. Holders. A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our capital stock or debt securities or our operating partnership’s debt securities or proceeds from the sale or other taxable disposition of such stock or debt securities (including a redemption or retirement of a debt security). Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders. Payments of dividends on our capital stock or interest on our debt securities or our operating partnership’s debt securities generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our capital stock or interest on our debt securities or our operating partnership’s debt securities paid to the non-U.S. holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock or debt securities (including a retirement or redemption of a debt security) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of such stock or debt securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Medicare Contribution Tax on Unearned Income

Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock, interest on debt obligations and capital gains from the sale or other disposition of stock or debt obligations. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock or debt securities or our operating partnership’s debt securities.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock, interest on our debt securities or our operating partnership’s debt securities, or gross proceeds from the sale or other disposition of our capital stock or debt securities or our operating partnership’s debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock or interest on our debt securities or our operating partnership’s debt securities, and will apply to payments of gross proceeds from the sale or other disposition of such stock or debt securities on or after January 1, 2019.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or debt securities or our operating partnership’s debt securities.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than the income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock or debt securities or our operating partnership’s debt securities.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference therein.

PLAN OF DISTRIBUTION

We, our operating partnership or any of the selling securityholders may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters with respect to the validity of the shares of our capital stock and certain other legal matters relating to Maryland law will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland. Certain legal matters relating to Delaware law will be passed upon for us by Richards, Layton & Finger, P.A., Wilmington, Delaware. Certain legal matters will be passed upon for us by Latham & Watkins LLP, Los Angeles, California. Latham & Watkins LLP will rely as to certain matters of Maryland law and Delaware law on the opinion of Ballard Spahr LLP.

EXPERTS

The consolidated financial statements of Spirit Realty Capital, Inc. and Spirit Realty, L.P. appearing in Spirit Realty Capital, Inc.’s and Spirit Realty, L.P.’s Annual Report (Form 10-K) for the year ended December 31, 2016 (including schedules appearing therein), and the effectiveness of Spirit Realty Capital, Inc.’s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file proxy statements and annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. You can inspect reports and other information we file at the offices of the NYSE, 20 Broad Street, New York, New York 10005. In addition, we maintain a website that contains information about us at http://www.spiritrealty.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or the applicable prospectus supplement or any other report or document we file with or furnish to the SEC.

We have filed with the SEC a Registration Statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, the Registration Statement, under the Securities Act with respect to the offered securities registered hereby. This prospectus and the applicable prospectus supplement do not contain all of the information set forth in the Registration Statement and exhibits and schedules to the Registration Statement. For further information with respect to our company and the offered securities registered hereby, reference is made to the Registration Statement, including the exhibits to the Registration Statement. Statements contained in this prospectus and the applicable prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and the applicable prospectus supplement are not necessarily complete and, where that contract is an exhibit to the Registration Statement, each statement is qualified in all respects by the exhibit to which the reference relates. Copies of the Registration Statement, including the exhibits and schedules to the Registration Statement, may be examined at the SEC’s public reference room. Copies of all or a portion of the Registration Statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. The Registration Statement is also available to you on the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain documents that we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in this prospectus or a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces such statement. We incorporate by reference the following documents we filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2016 of Spirit Realty Capital, Inc. and Spirit Realty, L.P. filed with the SEC on February 24, 2017;

•

Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 of Spirit Realty Capital, Inc. and Spirit Realty, L.P. filed with the SEC on May 3, 2017 and the Quarterly Report on Form 10-Q for the quarter ended June  30, 2017 of Spirit Realty Capital, Inc. and Spirit Realty, L.P. filed with the SEC on August 3, 2017;

•

Current Reports on Form 8-K of Spirit Realty Capital, Inc. and Spirit Realty, L.P., as applicable, filed with the SEC on March  3, 2017 (both reports on such date), May  8, 2017, May 15, 2017, June 29, 2017, July 25, 2017 and August 15, 2017;

•

Definitive Proxy Statement on Schedule 14A filed with the SEC on March 31, 2017 (solely to the extent specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2016 of Spirit Realty Capital, Inc. and Spirit Realty, L.P.); and

•

the description of our common stock included in the Registration Statement on Form 8-A filed on July 16, 2013 (including any subsequently filed amendments and reports filed for the purpose of updating such description).

We are also incorporating by reference any additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering described in the applicable prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed above or filed in the future, that are deemed to have been “furnished to”, rather than “filed” with the SEC, including our compensation committee report and performance graph included or incorporated by reference in any Annual Report on Form 10-K or proxy statement, or any information or related exhibits furnished pursuant to Items 2.02 or 7.01 of Form 8-K, or any exhibits filed pursuant to Item 9.01 of Form 8-K that are not deemed “filed” with the SEC.

To receive a free copy of any of the documents incorporated by reference in this prospectus, including exhibits, if they are specifically incorporated by reference in the documents, call or write Spirit Realty Capital, Inc., 2727 N. Harwood Street, Suite 300, Dallas, Texas 75201, Attention: Secretary (telephone (972) 476-1900).

$

    % Notes due 20

PROSPECTUS SUPPLEMENT

                    , 2019

Wells Fargo Securities

J.P. Morgan